PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated December 11, 2019)	Registration No. 333-235299

Zion Oil & Gas, Inc.

Up to $50,000,000

Dividend Reinvestment and Common Stock Purchase Plan

This prospectus relates to shares of common stock and other securities that we may offer and sell from time to time according to the terms of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of Zion Oil & Gas, Inc. Participants should retain this prospectus for future reference.

The Plan provides participants with a convenient and economical means of purchasing shares of our common stock by reinvesting cash dividends paid on our common stock, par value $0.01 (the “Common Stock”), if and when paid in the future, and by making additional optional cash purchases. In addition, new investors may make their initial investment in our common stock under the Plan. Furthermore, the Plan includes a feature whereby new investors and existing stockholders can also purchase, directly from Zion, units (each a “Unit” and collectively the “Units”) of Zion securities, with each Unit consisting of (i) a share or shares of our Common Stock and (ii) one or more warrants to purchase an additional share or shares of our Common Stock at a fixed exercise price (each “Warrant” and collectively the “Warrants”).

All securities offered under the Plan will be purchased directly from Zion. All proceeds from the sales of shares of Common Stock and Units under the Plan, as well as any exercise of warrants, will be received by us and applied to our general corporate purposes.

To date, we have not paid dividends on shares of our Common Stock or any other class of capital stock and no assurance can be given as to when, if ever, we will be able to pay dividends on our Common Stock. The payment of dividends on our Common Stock is at the discretion of our Board of Directors. There is no guarantee that we will pay dividends in the future.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “ZN”. The Warrants to be issued pursuant to this Plan may be separately transferable following their issuance through their expiration date. The Warrant “ZNWAA” is listed on the NASDAQ Capital Market. The Units are non-transferable.

Investing in the securities offered by this prospectus is risky. You should read this prospectus carefully before you invest. You should carefully consider the “Risk Factors” section beginning on page S-26 before deciding whether to invest.

The securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 11, 2019.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of Plan and the securities offered under the Plan. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering under the Plan. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations, and prospects may have changed since such dates.

Unless otherwise indicated, all references to “Zion Oil & Gas”, “Company”, “our”, “we”, “us”, and similar terms refer to Zion Oil & Gas, Inc., a Delaware corporation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize to be distributed to you, including the “Risk Factors” section beginning on page S-26 of this prospectus supplement and, the financial statements and related notes and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Zion Oil & Gas, Inc.

Zion Oil and Gas, Inc., a Delaware corporation, is an oil and gas exploration company with a history of 19 years of oil and gas exploration in Israel. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock, par value $0.01 per share (the “Common Stock”) currently trades on the NASDAQ Capital Market under the symbol “ZN” and our Common Stock warrant under the symbol “ZNWAA.”

The Company currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License, comprising approximately 99,000 acres. The Megiddo Jezreel #1 (“MJ #1”) site was completed in early March 2017, after which the drilling rig and associated equipment were mobilized to the site. Performance and endurance tests were completed, and the MJ #1 exploratory well was spud on June 5, 2017 and drilled to a total depth (“TD”) of 5,060 meters (approximately 16,600 feet). Thereafter, the Company obtained three open-hole wireline log suites (including a formation image log), and the well was successfully cased and cemented. The Ministry of Energy approved the well testing protocol on April 29, 2018.

During the fourth quarter of 2018, the Company testing protocol was concluded at the MJL well. The test results confirmed that the MJ #1 well did not contain hydrocarbons in commercial quantities in the zones tested. As a result, in the year ended December 31, 2018, the Company recorded a non-cash impairment charge to its unproved oil and gas properties of $30,906,000. The Company recorded a post-impairment charge of $86,000 and $314,000 for the three and nine months ended September 30, 2019, respectively. During the three and nine months ended September 30, 2018, the Company did not record any post-impairment charges.

While the well was not commercially viable, Zion learned a great deal from the drilling and testing of this well. We believe that the drilling and testing of this well carried out the testing objectives, which may support further evaluation and potential further exploration efforts within our License area.

As a result of the information gained drilling the MJ#1 well, Zion believed it was prudent and consistent with good industry practice to try and answer some of the questions raised by the drilling with a focused 3D seismic imaging shoot of approximately 72 square kilometers surrounding the MJ#1 well.

At present, we have no revenues or operating income. Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, and the volume and timing of such production. In addition, even if we are successful in producing oil and gas in commercial quantities, our results will depend upon commodity prices for oil and gas, as well as operating expenses including taxes and royalties.

Our executive offices are located at 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243, and our telephone number is (214) 221-4610. Our branch office’s address in Israel is 9 Halamish Street, North Industrial Park, Caesarea 3088900, and the telephone number is +972-4-623-8500. Our website address is: www.zionoil.com.

Current Exploration and Operation Efforts

Megiddo-Jezreel Petroleum License

The Company currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License, comprising approximately 99,000 acres. The Megiddo Jezreel #1 (“MJ #1”) exploratory well was spud on June 5, 2017 and drilled to a total depth (“TD”) of 5,060 meters (approximately 16,600 feet). Thereafter, the Company successfully cased and cemented the well while awaiting the approval of the testing protocol. The Ministry of Energy approved the well testing protocol on April 29, 2018.

During the fourth quarter of 2018, the Company’s testing protocol was concluded at the MJ #1 well. The test results confirmed that the MJ #1 well did not contain hydrocarbons in commercial quantities in the zones tested.  The MJ#1 well provided Zion with information Zion believes is important for potential future exploration efforts within its license area. As with many frontier wildcat wells, the MJ#1 also left several questions unanswered.

While not meant to be an exhaustive list, a summary of what Zion believes to be key information learned in the MJ#1 well is as follows:

1.	The MJ#1 encountered much higher subsurface temperatures at a depth shallower than expected before drilling the well. In our opinion, this is significant because reaching a minimum temperature threshold is necessary for the generation of hydrocarbons from an organic-rich source rock.

2.	The known organic rich (potentially hydrocarbon bearing) Senonian age source rocks that are typically present in this part of Israel were not encountered as expected. Zion expected these source rocks to be encountered at approximately 1,000 meters in the MJ#1 well.

3.	MJ#1 had natural fractures, permeability (the ability of fluid to move through the rock) and porosity (pore space in rock) that allowed the sustained flow of formation fluid in the shallower Jurassic and lower Cretaceous age formations between approximately 1,200 and 1,800 meters. While no hydrocarbons were encountered, Zion believes this fact is nonetheless significant because it provides important information about possible reservoir pressures and the ability of fluids to move within the formation and to the surface.

4.	MJ#1 encountered oil in the Triassic Mohilla formation, which Zion believes suggests an active deep petroleum system is in Zion’s license area. There was no natural permeability or porosity in the Triassic Mohilla formation to allow formation fluid to reach the surface naturally during testing, and thus the MJ#1 was not producible or commercial.

5.	The depths and thickness of the formations we encountered varied greatly from pre-drill estimates. This required the MJ#1 to be drilled to a much greater depth than previously expected. Zion has tied these revised formation depths to seismic data which will allow for more accurate interpretation and mapping in the future.

A summary of what Zion believes to be some key questions left to be answered are:

1.	Is the missing shallow Senonian age source rock a result of regional erosion, or is it missing because of a fault that cut the well-bore and could be reasonably expected to be encountered in the vicinity of the MJ#1 drill site? Zion believes this is an important question to answer because if the Senonian source rocks do exist in this area, the high temperatures encountered are sufficient to mature these source rocks and generate oil.

2.	Do the unusually high shallow subsurface temperatures extend regionally beyond the MJ#1 well, which could allow for the generation of hydrocarbons in the Senonian age source rock within our license area?

3.	As a consequence of seismic remapping, where does the MJ#1 well lie relative to the potential traps at the Jurassic and Triassic levels, and was the well location too low on the structures and deeper than the potential hydrocarbons within those traps?

Zion commenced the data acquisition portion on the 3-D survey area consisting of 72 square kilometers focused on the eastern portion of the Megiddo-Jezreel license. Acoustic Geophysical Services (“AGS”), our geophysical contractor, completed mobilization in late August in which the seismic equipment was moved on location and testing completed. In mid-September 2019 all parameter selections were approved. Following parameter selection, AGS began its seismic production activities on September 25, 2019. Approximately 50% of the survey was completed by September 30, 2019. The remaining 50% of the survey was completed in mid-October.

Zion has engaged Agile Seismic Processing Services (“ASPS”), with offices located in Houston, Texas and Belgrade, Serbia, to handle the seismic data processing and interpretation services. The geophysical dataset, which was delivered to ASPS in late October 2019, is being processed using enhanced technologies.

Zion received a multi-year license extension through December 2, 2020.

Zion’s ability to fully undertake all of these aforementioned activities is subject to its raising the needed capital from its continuing offerings, of which no assurance can be provided.

Map 1. Zion’s Megiddo-Jezreel Petroleum Exploration License.

The Megiddo-Jezreel License (No. 401) was awarded on December 3, 2013 for a three-year primary term through December 2, 2016 with the possibility of additional one-year extensions up to a maximum of seven years. The Megiddo-Jezreel License lies onshore, south and west of the Sea of Galilee, and we continue our exploration focus here as it appears to possess the key geologic ingredients of an active petroleum system with significant exploration potential.

On November 20, 2017, Israel’s Petroleum Commissioner officially approved Zion’s multi-year extension request on its Megiddo-Jezreel License No. 401, extending its validity to December 2, 2019, and on February 28, 2019, a further extension to December 2, 2020 was granted. The Megiddo-Jezreel License is therefore scheduled to terminate on December 2, 2020. In addition, on July 1, 2019, the Company’s surface use agreement was extended through December 3, 2020 by the Israel Land Authority.

The Company remained subject to the following updated key license terms:

No.	Activity Description	Execution by:
1	Submit final report on the results of drilling	31 May 2018
2	Submit program for continuation of work under license	30 June 2018

On June 1, 2018, Zion submitted its Megiddo-Jezreel #1 End of Well Report (EOWR) for the Megiddo-Jezreel License No. 401, thus fulfilling our No. 1 End of Well Report license work plan obligation, shown above.

On June 14, 2018 Zion submitted its Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time was necessary because we had still not completed testing and evaluating all planned testing zones. On July 1, 2018, Israel’s Petroleum Commissioner granted our work program report extension to November 1, 2018.

No.	Activity Description	Execution by:
1	Submit program for continuation of work under license	1 November 2018

On October 29, 2018 Zion received approval from the Petroleum Commissioner for an Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time was necessary because we had still not completed testing and evaluating all planned testing zones.

No.	Activity Description	Execution by:
1	Submit program for continuation of work under license	31 January 2019

On January 31, 2019, Zion submitted its Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time was necessary to finalize the work program. On February 3, 2019 Israel’s Petroleum Commissioner granted Zion’s work program report extension to February 28, 2019, as shown below:

Number	Activity Description	Execution by:
1	Submit program for continuation of work under license	28 February 2019

On February 24, 2019 and thereafter on February 26, 2019 Zion submitted its proposed 2019 WORK PROGRAM ON the Megiddo-Jezreel License No. 401.

On February 28, 2019 Israel’s Petroleum Commissioner officially approved the revised and updated Work Program on the Megiddo-Jezreel License No. 401 as shown below:

Number	Activity description	Execution by:
1	Submission of seismic survey plan to the Commissioner and execution of an agreement with a contractor to perform	30 April 2019
2	Commence 3D seismic survey in an area of approximately 50 square kilometers	1 August 2019
3	Transfer of field material configuration and processed material to the Ministry pursuant to Ministry guidelines	15 December 2019
4	Submit interpretation report	20 February 2020

On February 24, 2019 Zion submitted a request to the Commissioner to extend the Megiddo-Jezreel License No. 401 up to December 2, 2020.

On February 28, 2019 the Commissioner approved the extension of the Megiddo-Jezreel License No. 401 up to December 2, 2020.

On April 30, 2019 Zion submitted its Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time is necessary for Zion to conduct a 3D survey in an area of approximately 72 square kilometers. This requires, among others, extensive permitting activities with relevant local landowners, the ILA, certain authorities and others, and the seismic survey area may not conclude prior to the beginning of the Jewish holidays in October and rainy season. This in turn would result in additional delay, as rain and mud are not conducive to the performance of a seismic survey, which includes extensive use of vibrators.

Zion’s proposed new timelines and activity descriptions are shown below:

Number	Activity description	Execution by:
1	Submission of seismic survey plan to the Commissioner and execution of an agreement with a contractor to perform	30 November 2019
2	Commence 3D seismic survey in an area of approximately 72 square kilometers	1 April 2020
3	Transfer of field material configuration and processed material to the Ministry pursuant to Ministry guidelines	15 August 2020
4	Submit interpretation report	15 November, 2020

On May 1, 2019, Israel’s Petroleum Commissioner granted Zion’s work program report extension.

As previously disclosed, the Company required authorization from the ILA, the formal lessor of the land to Kibbutz Sde Eliyahu, on whose property the drilling pad is currently situated, to access and utilize the drill site (“surface use agreement”). The Company received this authorization on July 4, 2016. This was preceded by the Company’s May 15, 2016 signed agreement with the kibbutz. On January 11, 2017, an agreement was signed by the Company and the ILA by which the surface usage agreement was extended through December 3, 2017. On December 31, 2017, an agreement was signed by the Company and the ILA by which the surface usage agreement was extended through December 3, 2019. On July 1, 2019, an agreement was signed by the Company and the ILA by which the surface usage agreement was extended through December 3, 2020.

Zion’s Former Asher-Menashe and Joseph Licenses

Zion has plugged all of its exploratory wells on its former Asher-Menashe and Joseph License areas, and the reserve pits have been evacuated, but acknowledges its obligation to complete the abandonment of these well sites in accordance with guidance from the Energy Ministry, Environmental Ministry and local officials.

Our executive offices are located at 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243, and our telephone number is (214) 221-4610. Our office in Israel is located at 9 Halamish Street, North Industrial Park, Caesarea 3088900, and the telephone number is +972-4-623-8500. Our website address is: www.zionoil.com.

Plan Summary

We are offering new investors and existing stockholders a convenient method to purchase shares of Common Stock directly from Zion and to reinvest cash dividends paid on Zion’s Common Stock in the purchase of additional shares of Common Stock. In addition, the Plan includes a feature whereby new investors and existing stockholders can also purchase, directly from Zion, units (each a “Unit” and collectively the “Units”) of Zion securities, with each Unit consisting of (i) one or more shares of our Common Stock and (ii) one or more warrants to purchase one or more additional shares of our Common Stock at a fixed exercise price (each a “Warrant” and collectively the “Warrants”), all as described below.

The Plan is administered by the American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (“AST”), located at 6201 15th Avenue, Brooklyn, NY 11219 (the “Plan Agent”). As Plan Agent, AST keeps records, sends statements of account to Plan participants and performs other duties relating to the Plan.

Under the Plan, you can make an initial investment in Zion’s Common Stock or Units, or a combination of both, with an initial payment of $250 or more. Once you are a registered shareholder, you can increase your holdings of our Common Stock or Units (while the Units continue to be offered) through optional monthly cash payments of $50 or more.

Investments in excess of $10,000 in any month or an initial investment in excess of $10,000 can only be made with our approval of a “Request for Waiver.” See Question 13. The dollar limitation of $10,000 and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

Shares Generally Recorded Daily

Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of the Company, before 12 noon (EST) on a business day generally will be recorded as purchased on the same business day (the “Purchase Date”). The Plan Agent has online interactive purchase facilities (www.amstock.com) to handle electronic enrollment and electronic check processing. In addition, the same electronic services are offered through the Company’s website (www.zionoil.com). Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of Company, after 12 noon (EST) on a business day generally will be recorded as purchased on the next business day for the Purchase Date. Electronic bank payments are treated as received and recorded on the date of receipt of the funds into the Plan Agent’s or the Company’s bank account.

Since only shares are purchased directly from the Company, the investor’s Plan account will be credited with the number of shares (including fractional shares, computed to three decimals) of the Company’s Common Stock that was purchased. The price at which shares will be deemed purchased and credited to the investor’s account will be at the average of the high and low sale prices of the Company’s publicly traded Common Stock as reported on the NASDAQ or any other exchange or securities market on the Purchase Date. Transaction confirmations are communicated daily by the Plan Agent and also quarterly and year-end statements are mailed by the Plan Agent.

Electronic Enrollment and Payment Procedures

For Automated Clearing House debits (ACH) withdrawals that have been set up by the Plan Agent, the Plan Agent would debit a bank account. We have successfully implemented an electronic enrollment procedure with the Telecheck Internet Check Acceptance service as a payment method. In addition to the enrollment procedures otherwise specified with the mailing to the Plan Agent of the signed Plan Enrollment Form and check payment, current stockholders and prospective investors may enroll in the Plan by the procedures that allow for an acceptance of an electronic signature and date to the Plan Enrollment Form and a secure internet check acceptance by First Data/Citibank Merchant Services as coordinated with the Plan Agent.

Electronic enrollment and payment procedures have expanded, in which AST can accept electronic enrollment and electronic bank payments in U.S. Dollars and international shareholders and investors can make payments in British Pounds, Euros, Swiss Francs, or Canadian Dollars for DSPP purchases through the Company as coordinated with AST. Funds received in foreign currency will be recorded by AST in US Dollars based upon the New York Closing Foreign Exchange Rate (5:00 p.m. EST) on the Purchase Date as published online in the Wall Street Journal, Market Data Center under Currencies (www.wsj.com/mdc).

Automatic Monthly Investments

If you elect this option, your funds will be debited from your bank account on the 25th day of each month (the “Purchase Date”). If the 25th day of the month is a weekend or holiday, the debit date will be the next succeeding business day. The price at which shares will be deemed purchased and credited to the investor’s Plan account will be at the average of the daily averages of the high and low sale prices of the Company’s publicly traded Common Stock as reported on the NASDAQ or any other exchange or securities market for the five trading day period ending on the Purchase Date (hereinafter the “Market Price of the Publicly Traded Stock”). You may change the amount of funds to be deducted or terminate an automatic monthly investment of funds by either accessing your account online (www.amstock.com) or by completing and submitting to AST a new automatic investment form.

Obtaining Certificates and Transferring or Selling Shares

Initially, all shares that are purchased will be held by the Plan Agent and reflected in book-entry form in the shareholder’s account on the records of the Plan Agent. A shareholder may request a certificate (at no cost) for some of or all whole shares (or issuable warrants) at any time by a request to the Plan Agent by internet (www.amstock.com), calling 1-844-699-6645 (International 1-718-921-8205), or sending in the form attached to the DSPP account statement. Certificates are normally issued within three business days after receipt of the request and mailed no later than the day after the issuance. No certificates will be issued for fractional shares; instead, the market value of any fractional share will be paid in cash.

You may transfer (at no cost) ownership (or make gifts) of some or all shares (or issuable warrants) held through the Plan Agent by calling the Plan Agent at 1-844-699-6645 (International 1-718-921-8205) for complete transfer instructions, or online at (www.amstock.com/shareholder/ sh_transfinst.asp). The transfer form must be completed, signed and returned to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219. The Medallion Guarantee form may be downloaded from www.amstock.com/shareholder/sh_downloads.asp.

You may sell shares through the Plan Agent by accessing www.amstock.com on the internet, by calling the Plan Agent at 1-844-699-6645 (International 1-718-921-8205), or by mailing the form attached to the DSPP account statement to the Plan Agent. On receipt of a request to sell some of or all the Plan shares, the Plan Agent will sell the shares on the open market no later than three business days after receipt of the request and will send the proceeds less a service charge of $12 and applicable brokerage commissions of only $0.10 per share sold (e.g., if 100 shares sold, commission is $10). All sell orders received by the Plan Agent by noon Eastern Time will result in shares being sold the next business day. Sell orders received after noon Eastern Time will result in shares being sold the second business day after receipt. The market value of any fractional share will be paid in cash. Proceeds are normally paid by check, which is distributed within five business days after the sale. Tradable warrants will be treated the same above as shares with respect to obtaining certificates and transferring or selling warrants.

DSPP Transaction Processing:	General Mailing Inquires:

Zion Oil & Gas, Inc.	Zion Oil & Gas, Inc.
c/o American Stock Transfer & Trust Co., LLC	c/o American Stock Transfer & Trust Co., LLC
Plan Administration Department	6201 15th Avenue
Post Office Box 922	Brooklyn, NY 11219
Wall Street Station	Domestic (844) 699-6645
New York, NY 10269-0560	International (718) 921-8205
www.amstock.com

Domestic and Foreign Multi-Lingual Call Center

If you have any questions about the DSPP, resident shareholders and investors of the United States and Canada can call the Plan Agent toll free at 1-844-699-6645 (844-MYZNOIL) and other foreign resident shareholders and investors can call the Plan Agent at 1-718-921-8205. Customer service representatives with multi-lingual capability for both domestic and foreign callers are available between the hours of 8:00 a.m. and 8:00 p.m. EST, Monday through Friday. After hours, all calls will be forwarded to the AST automated line 24 hours a day, seven days a week.

Purchasing Shares under the Plan

Your Plan account will be credited with the number of shares (including fractional shares, computed to four decimals) of our Common Stock that you purchased. Management may, in its sole discretion, determine to provide a discount off the Market Price of the Publicly Traded Stock, which will in no event exceed 10% off Market Price of the Publicly Traded Stock. Zion shall have the sole discretion to determine, if there is to be a discount, the amount of such discount, if any (the “Discount Amount”), and the period in which such discount is to remain in effect (the “Discount Period”). The Discount Period and the Discount amount will be posted on the Zion website and the Plan Agent’s website at least two business days prior to the next succeeding Purchase Date. Modifications of the Discount Amount and the Discount Period will become effective on such succeeding Purchase Date following the announcement of such change.

As a participant, you are required to have your Common Stock held in book entry in the Plan with the Plan Agent during the initial six (6) months after the date of your purchase of any discounted shares. Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be subject to a withdrawal fee equal to the discount to the Market Price of the Publicly Traded Stock that you received, if any, when purchasing the shares being withdrawn, if any discount.

Subject to compliance with all applicable laws, you may transfer ownership of some or all of your Plan shares by sending the Plan Agent written, signed transfer instructions and acceptable to the Plan Agent and endorsed by the Participant with a medallion guarantee applied to the endorsement. You will be responsible for any applicable taxes in connection with the transfer.

You will also be credited with dividends on fractions of shares you hold in the Plan. You can elect to reinvest all or a portion of your dividends. To date, Zion has not paid dividends on its common stock and no assurance can be given as to when, if ever, Zion will be able to pay dividends on its common stock.

Purchasing Units under the Plan

The Plan provides a feature whereby new investors and existing stockholders may also purchase, directly from Zion, Units of Zion securities, with each Unit consisting of (i) one or more shares of our Common Stock and (ii) one or more warrants to purchase additional shares of our Common Stock.

The Unit will be offered directly to Plan participants at a price per Unit to be fixed periodically by Zion. Changes to the per Unit purchase price will be posted on the Zion website and the Plan Agent’s at least two business days prior to next succeeding Purchase Date. No changes will be made to the Warrant exercise price, which will be fixed at a price per share at the time of the Unit offering.

The Warrants to be issued as part of Units purchased under the Plan may be separately transferable following their issuance and through their expiration date. The Warrants will remain a book-keeping entry by the Plan Agent until the Participant requests delivery of the certificate representing the Warrant. The Warrants will become first exercisable on the 31st day following the Unit Option Termination Date and continue to be exercisable through the expiration date. The Warrants are not exercisable prior to such date. We may file an application with NASDAQ or any other exchange or securities market to list the Warrants; however, no assurance can be provided that any warrants will be approved for listing on any exchange or securities market.

Unlike shares purchased under the Plan, share of Common Stock and the Warrants purchased as part of the Units are not subject to the mandatory deposit requirement, nor to the Withdrawal fee.

Federal Income Tax Considerations

Since you may be purchasing shares at a discount to fair market value, you may be treated as having received an additional dividend distribution equal to the excess, if any, of the fair market value of the shares acquired on the Purchase Date over the amount of your investment. Generally, participants in the Plan should not recognize income or loss for United States federal income tax purposes in connection with the purchase of Units under the Plan. You should consult your tax advisor as to the particular consequences to you of the Plan and any future dividend reinvestment. For a detailed discussion, see “Certain U.S. Federal Income Tax Consequences” on Page S-30.

DESCRIPTION OF THE PLAN

The following is a detailed description of the Plan in question-and-answer format.

PLAN OVERVIEW

1.	What is the purpose of the Plan?

The Plan provides Zion with an economical and flexible mechanism to raise equity capital through sales of our Common Stock and Units.  We will be using these proceeds to further our operations, including our exploration for oil and gas in onshore Israel.

The Plan is also intended to promote long-term stock ownership among existing and new investors in Zion by providing a convenient and economical method to purchase shares of our Common Stock and reinvest cash dividends in shares of common stock (when we pay dividends in the future, if ever) without payment of a brokerage commission.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of shares of Common Stock with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The Plan’s intended purpose precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional monthly cash investment limit. We reserve the right to modify, suspend or terminate participation in this Plan by otherwise eligible holders of our Common Stock or new investors in order to eliminate practices that we determine, in our sole discretion, to be inconsistent with the purposes of the Plan or that could reasonably be used to circumvent the rules of the Plan.

2.	What features does the Plan offer?

Initial investment. If you are not an existing shareholder with a Plan Account through the Plan Agent, you can make an initial investment in Zion’s Common Stock, starting with as little as $250. If you wish to make initial cash investments in excess of $10,000 for the purchase of stock, you will need to obtain our written approval. See Question 13.

If you wish, you can also apply this amount to the purchase of Units, so long as the Units are available for purchase. Please note that the dollar limitation of $10,000 and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

Optional monthly cash investments. Once you are a registered shareholder with a Plan Account through the Plan Agent, you can increase your holdings of our Common Stock through optional monthly cash investments of $50 or more. Participants are not required to make additional investments. You can make optional monthly cash investments by check, or electronically with deductions from your personal bank account. If you wish to make monthly cash investments in excess of $10,000 for the purchase of stock, you will need to obtain our prior written approval. See Question 13.

For monthly automatic cash purchases, participants must complete the Enrollment Form, checking the box for Automatic Monthly Investments, indicate the amount of the monthly debit (minimum $50, maximum $10,000 (unless you obtain our prior written approval)) and include a voided check for the account to be debited. Only accounts at U.S. banks can participate in this program.

Checks drawn on U.S. banks must be received at least three business days before the Purchase Dates. Purchases of shares and/or Units are recorded daily (the “Purchase Date”). For ACH withdrawals that have been set up by the Plan Agent, the Plan Agent would debit the bank account only on the 25th of the month.

You can also apply these amounts to the purchase of Units, as long as the Units are available for purchase under the Plan. Please note that the dollar limitation of $10,000 and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

Automatic dividend reinvestment. You can also increase your holdings of our Common Stock through automatic reinvestment of your cash dividends (when and if dividends are paid in the future). You will also be credited with dividends on fractions of shares you hold in the Plan. You can elect to reinvest all or a portion of your dividends. However, Participants electing to reinvest dividends are required to reinvest at least 10% of the dividend to qualify as a dividend reinvestment program under I.R.S. Regulations. To date, Zion has not paid dividends on its common stock and no assurance can be given as to when, if ever, Zion will be able to pay dividends on its common stock.

Mandatory Share Deposit for Discounted Shares. As a participant, you are required to have your Common Stock held in book entry form in the Plan with the Plan Agent for at least six (6) months after the date of purchase of your shares for any discounted shares. Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be subject to a withdrawal penalty. See Question 18.

You are not required to deposit shares of Common Stock and Warrants that are purchased as part of a Unit and also you are not subject to any withdrawal fee for such securities.

Automated transactions. The Plan Agent does have online interactive purchase facilities. The Plan Agent does provide the Plan Prospectus and enrollment forms online. Participants will be able to view their accounts and statements online.

3.	How does the purchase of Units work?

We offer for limited time periods, the opportunity to purchase Units of our securities where each Unit is comprised of one or more shares of Common Stock and one or more Common Stock purchase warrants. The Warrant affords you the opportunity to purchase additional shares of our Common Stock at a fixed warrant exercise price. The Warrants would become first exercisable on the 31st day following the Unit Option Termination Date and continue to be exercisable through the expiration date at a per share fixed exercise price. The Warrants would not be exercisable prior to such date. We may file an application with NASDAQ or any other exchange or securities market to list the Warrants: however, no assurance can be provided that any warrants would be approved for listing on any exchange or securities market.

4.	What is the price that I will pay for shares of Common Stock under the Plan?

Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of the Company, before 12 noon (EST) on a business day generally will be recorded as purchased on the same business day (the “Purchase Date”). The Plan Agent has online interactive purchase facilities (www.amstock.com) to handle electronic enrollment and electronic check processing. In addition, the same electronic services are offered through the Company’s website (www.zionoil.com). Checks, bank wire payments, or electronic bank payments for purchases received by the Plan Agent, or at the offices of Company, after 12 noon (EST) on a business day generally will be recorded as purchased on the next business day for the Purchase Date. Electronic bank payments are treated as received and recorded on the date of receipt of the funds into the Plan Agent’s or the Company’s bank account.

The price at which shares will be deemed purchased and credited to the investor’s account will be at the average of the high and low sale prices of the Company’s publicly traded Common Stock as reported on the NASDAQ or any other exchange or securities market on the Purchase Date.

Any discount is subject to periodic change by Zion. Zion reserves the sole discretion to determine any current or future discount off the Market Price of the Publicly Traded Stock for continuing investments in shares of our Common Stock. Zion shall have the sole discretion to determine, if there is to be a Discount Amount, if any, and the duration of the Discount Period. The Discount Period and the Discount amount, if any, shall be posted on the Zion website and the Plan Agent’s website at least two business days prior to the next succeeding Purchase Date.

Your Plan account will be credited with the number of shares (including fractional shares, computed to four decimals) equal to the amount invested for your Plan account divided by the applicable price per share.

5.	What is the price that I will pay for Units under the Plan?

The Unit will be offered directly to Plan participants at a price per Unit to be fixed periodically by Zion. Changes to the per Unit purchase price will be posted on the Zion website and the Plan Agent’s website at least two business days prior to the next succeeding Purchase Date.

6.	When will purchases of shares or Units be actually made?

Since only shares are purchased directly from the Company, the investor’s Plan account will be credited with the number of shares (including fractional shares, computed to three decimals) of the Company’s Common Stock that was purchased. The price at which shares will be deemed purchased and credited to the investor’s account will be at the average of the high and low sale prices of the Company’s publicly traded Common Stock as reported on the NASDAQ or any other exchange or securities market on the Purchase Date. Transaction confirmations are communicated daily by the Plan Agent and also quarterly and year-end statements are mailed by the Plan Agent.

Under dividend reinvestments, the Plan Agent will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding trading days necessary to complete the order). If the dividend payment date falls on a day that is not a trading day, then the investment will occur on the next NASDAQ or any other exchange or securities market trading day. In addition, if the dividend is payable on a day when optional cash payments are to be invested, dividend funds may be commingled with any such pending cash investments and a combined order may be executed. The record date associated with a particular dividend is referred to as the “dividend record date”.

Zion shall have the sole discretion to determine, if there is to be a discount to the Market Price of the Publicly Traded Stock. The Discount Amount, if any, and the duration of the Discount Period shall be posted on the Zion website and the Plan Agent’s website at least two business days prior the next succeeding Purchase Date. Modifications of the Discount Amount and the Discount Period will become effective on the succeeding Purchase Date following the announcement of such change.

No interest will be paid on cash held pending purchase.

7.	Where will the shares under the Plan come from?

Shares under the Plan, whether sold directly, or as part of a Unit or issued upon the exercise of a Warrant, will be purchased directly from Zion from our pool of authorized and unissued Common Stock.

Currently, Zion has reserved approximately 30,000,000 shares of its authorized and unissued shares of Common Stock to purchases under the Plan.

ADMINISTRATION OF THE PLAN

8.	Who administers the Plan?

The Plan is administered by American Stock Transfer & Trust Company, LLC (the “Plan Agent”). The Plan Agent keeps records, sends statements of account to Plan participants and performs other duties relating to the Plan. The Common Stock purchased in your Plan account will be registered in the name of the Plan Agent. You may, at any time, withdraw all or any part of the shares held in your Plan account; subject to applicable withdrawal fees (see Question 18). Special arrangements may be made with the Plan Agent if you are an institution that is required by law to maintain physical possession of share certificates.

Also, the Plan Agent acts as the warrant agent, receiving Unit purchases, accepting exercises, issuing common stock and warrants and forwarding funds when requested.

9.	How do I contact the Plan Agent or the Company?
	Plan Agent	Company
Written Inquiries:	Zion Oil & Gas, Inc.	Zion Oil & Gas, Inc.
	c/o American Stock Transfer & Trust Co., LLC	12655 North Central Expressway Suite 1000
	6201 15th Avenue	Dallas, Texas 75243
	Brooklyn, NY 11219	Attn: Investor Relations
invest@zionoil.com
	www.amstock.com	www.zionoil.com

Phone Inquiries:	(844) 699-6645 (Domestic)	(214) 221-4610
(718) 921-8205 (International)

10.	What kind of reports will be sent to participants in the Plan?

As a Plan participant, you will receive a statement of your account as soon as practicable after each transaction (i.e., dividend reinvestment, optional cash payments, share withdrawals, transfers, Unit purchases, warrant transactions, etc.) is posted to your Plan account. You should retain these statements in order to establish the cost basis of shares and Warrants purchased under the Plan for income tax and other purposes. In addition, you will receive copies of all communications sent to all other shareholders, such as annual and quarterly reports, proxy statements and income tax information for reporting dividends paid. Under certain circumstances, in lieu of copies, you may receive a Notice of Internet Availability of Proxy Materials providing access to the Company’s proxy statement and annual report online. The Plan Agent will provide account and statement information online to investors.

PLAN ELIGIBILITY AND ENROLLMENT

11.	Who is eligible to participate in the Plan?

Any person or legal entity is eligible to participate in the Plan. You do not have to be a current shareholder, nor do you have to reside or be located in the U.S. or be a U.S. citizen. Purchases of shares of Common Stock or Units through the Plan are usually made in U.S. currency, drawn on a U.S. bank account or by a wire in U.S. currency from a foreign bank account; except, we can handle certain foreign currency transactions as outlined below.

We have successfully implemented an electronic enrollment procedure with the Telecheck Internet Check Acceptance service as a payment method. In addition to the enrollment procedures otherwise specified with the mailing to the Plan Agent of the signed Plan Enrollment Form and check payment, current stockholders and prospective investors may enroll in the Plan by the procedures that allow for an acceptance of an electronic signature and date to the Plan Enrollment Form and a secure internet check acceptance by First Data/Citibank Merchant Services as coordinated with the Plan Agent.

Electronic enrollment and payment procedures have been implemented, in which AST can accept electronic enrollment and electronic bank payments in U.S. Dollars and international shareholders and investors can make payments in British Pounds, Euros, Swiss Francs, Israeli Shekels, or Canadian Dollars for DSPP purchases through the Company as coordinated with AST. Funds received in foreign currency will be recorded by AST in US Dollars based upon the New York Closing Foreign Exchange Rate (5:00 p.m. EST) on the Purchase Date as published online in the Wall Street Journal, Market Data Center under Currencies (www.wsj.com/mdc).

In addition, before investing in our Common Stock and/or Units, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on his or her ability to invest through the Plan.

Investors who are not U.S. persons should keep the following in mind: (1) they may face tax obligations in their own country on dividends and company-paid fees; and (2) the enrollment procedure is the same as for U.S. taxpayers, except that a W-8 tax form must be filed so that withholding on dividends will be reduced to the Tax Treaty amount for the resident country of the investor, if there is an income tax treaty between the United States and the resident country of the investor.

The Plan Agent or Zion may refuse to offer the Plan to residents of any state that may require registration, qualification or exemption of the securities to be issued under the Plan, or require registration or qualification of the Plan Agent or any of its officers or employees as a broker-dealer, a salesperson or an agent, where we determine, in our sole discretion, that the number of shareholders or the number of shares held does not justify the expense that we may incur with respect to effecting sales of our common stock under the Plan in the state.

12.	How can I participate in the Plan?

Current Shareholders of Record

If you already hold shares of our common stock registered in your name, you may join the Plan by returning a completed enrollment form to the Plan Agent. Your participation will begin promptly after your signed Enrollment Form is received by the Plan Agent. Once you have enrolled, your participation will continue automatically until either you elect to withdraw from the Plan or we terminate the Plan or your participation in the Plan. However, any Plan discounts apply only to new purchases under the Plan of Common Stock and/or Unit purchases and not to existing shareholders depositing current Common Stock with the Plan Agent.

New Investors

If you are not a current shareholder, you may join the Plan by returning to the Plan Agent a completed enrollment form along with an initial investment of at least $250, but not more than $10,000 (subject to our right to waive this maximum, see Question 13) for direct Common Stock purchases.

Along with the Enrollment Form, the new investor must send a voided check to have electronic debits processed from your bank account for your initial investment or send your initial investment by check payable to the “American Stock Transfer & Trust Company, LLC.” You are being required to send a voided check to prevent any mistakes that can be made in submitting the correct account. Electronic enrollment and payment procedures are in place as another option for new investors as outlined above.

Beneficial Owners and Shares Held in “Street Name”

If you are a beneficial owner of Zion’s Common Stock and your shares are registered in the name of a bank, broker, trustee or other agent, you may transfer your shares to a Plan account to enroll in the dividend reinvestment program by instructing your bank, broker, trustee or agent to transfer shares into your name and following the above instructions for Current Shareholders or by following the above instructions for New Investors.

13.	How may I invest in excess of $10,000 under the Plan?

If you want to make optional monthly cash investments in excess of $10,000 in any month or an initial investment in excess of $10,000 for direct Common Stock purchases, you must receive our written approval. To obtain our written approval, you must submit a “Request for Waiver” form. You can obtain a Request for Waiver form on our website or the website of the Plan Agent at www.amstock.com or by contacting Zion Oil & Gas, Inc., Investor Relations, 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243 Upon completion, please send it directly to Zion Oil & Gas, Inc. for review and approval. Zion should notify the investor and the Plan Agent of approval of the Waiver as well as the form of the payment (wire or check). We have the sole discretion to approve or refuse any request to make an optional monthly cash investment or initial investment in excess of the maximum amount and to set the terms of any such optional monthly cash investment or initial investment. We have the sole discretion to structure the “Request for Waiver” program in any way with respect to any requirements, features, terms, or conditions with respect to any investor.

We will decide whether to approve a submitted Request for Waiver within three (3) business days of the receipt of the request. If you do not receive a response from us in connection with your request, you should assume that we have denied your request. If a request is approved, funds must be received no later than 3:00 p.m. Eastern time, one business day prior to the first day of the applicable “Pricing Period” (as defined below). We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any Request for Waiver.

If we approve your Request for Waiver, we will notify you promptly. In deciding whether to approve a Request for Waiver, we will consider relevant factors, including, but not limited to, the following:

●	our need for additional funds;

●	the attractiveness of obtaining additional funds through the sale of common stock as compared to other sources of funds;

●	the purchase price likely to apply to any sale of common stock;

●	the shareholder submitting the request;

●	the extent and nature of the shareholder’s prior participation in the Plan;

●	the number of shares of common stock held of record by the shareholder;

●	the aggregate number of cash investments and initial investments in excess of $10,000 for which requests for waiver have been submitted by all existing shareholders and new investors; and

●	our current and projected capital needs.

If requests for waiver are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine to be appropriate. We may determine, in our discretion, the maximum amount that an existing shareholder or new investor may invest pursuant to the Plan or the maximum number of shares of Common Stock that may be purchased pursuant to a request for waiver. In addition, we may place reasonable conditions regarding the form and timing of payment on the granting of any waiver.

Purchase Price of Shares for Optional Cash Investments in Excess of $10,000. Shares purchased pursuant to an approved Request for Waiver will be purchased directly from us as described herein, including the establishment of a “Threshold Price” and a “Waiver Discount,” as more fully described below. If we grant your request to purchase shares pursuant to a Request for Waiver, there will be a “Pricing Period,” which will generally consist of one to 15 consecutive separate trading days on the NASDAQ or any other exchange or securities market, to be determined at our discretion. Each of these separate trading days will be a “Purchase Date,” and an equal proportion of your optional cash investment will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. The “Purchase Price” for shares acquired on a particular Purchase Date will be equal to 100% (subject to change as provided below) of the volume weighted average price, rounded to four decimal places, of our common shares as reported by NASDAQ or any other exchange or securities market for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NASDAQ or any other exchange or securities market closing print), for that Purchase Date. For example, if a cash investment of $1,000,000 is made pursuant to an approved Request for Waiver, and the Pricing Period consists of ten trading days, there would be ten separate investments, each for $100,000, beginning on the Pricing Period commencement date and continuing for ten trading days. The number of shares purchased for each Purchase Date would be calculated by dividing the proportionate amount of the approved waiver request amount, in this example $100,000, by the volume weighted average price as reported by NASDAQ or any other exchange or securities market, rounded to four decimal places, for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NASDAQ or any other exchange or securities market closing print), for that Purchase Date, less any Waiver Discount. Plan shares will not be available to Plan participants until the conclusion of each Pricing Period or investment, unless we activate the Continuous Settlement Feature (see below).

The Plan Agent will apply all optional cash purchases made pursuant to a Request for Waiver for which good funds are received on or before the first business day before the Pricing Period to the purchase of shares of Common Stock on each Purchase Date of the applicable Pricing Period.

Threshold Price. For any given Pricing Period, we may establish a minimum price, or “Threshold Price,” applicable to optional cash purchases made pursuant to a Request for Waiver. This determination will be made by us in our discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

If established for any Pricing Period, the Threshold Price will be stated as a dollar amount that the volume weighted average price, rounded to four decimal places, of our common shares as reported on the NASDAQ or any other exchange or securities market for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time (through and including the NASDAQ or any other exchange or securities market closing print), for each trading day of such Pricing Period (not adjusted for discounts, if any) must equal or exceed. Except as provided below, we will exclude from the Pricing Period any trading day that the volume weighted average price is less than the Threshold Price. We also will exclude from the Pricing Period and from the determination of the purchase price any day in which no trades of our common shares are made on the NASDAQ or any other exchange or securities market. For example, if the Threshold Price is not met for two of the trading days in a 10 day Pricing Period, then we will return 20% of the funds you submitted in connection with your Request for Waiver unless we have activated the Pricing Period Extension Feature for the Pricing Period (described below).

Pricing Period Extension Feature. We may elect to activate for any particular Pricing Period the “Pricing Period Extension Feature,” which will provide that the initial Pricing Period will be extended by the number of days that the Threshold Price is not satisfied, or on which there are no trades of our common shares reported by NASDAQ or any other exchange or securities market, subject to a maximum of five trading days. If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional day that has been added to the initial Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common shares were not reported. For example, if the determined Pricing Period is 10 days, and the Threshold Price is not satisfied for three out of those 10 days in the initial Pricing Period, and we had previously announced at the time of the Request for Waiver acceptance that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become Purchase Dates in lieu of the three days on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash purchase will be invested.

Continuous Settlement Feature. If we elect to activate the Continuous Settlement Feature, shares of Common Stock will be available to Plan Participants within three business days of each Purchase Date beginning on the first trading day in the applicable Pricing Period and ending on the final trading day in the applicable Pricing Period, with an equal amount being invested on each such day, subject to the qualifications set forth above. We may elect to activate the Continuous Settlement Feature at the time of the Request for Waiver form acceptance.

Return of Unsubscribed Funds. We will return a portion of each optional cash investment, provided the total optional cash investment is in excess of $10,000, for each trading day of a Pricing Period or extended Pricing Period, if applicable, for which the Threshold Price is not met or for each day in which no trades of our common shares are reported on the NASDAQ or any other exchange or securities market, which we refer to as unsubscribed funds. Any unsubscribed funds will be returned within three business days after the last day of the Pricing Period, or if applicable, the extended Pricing Period, without interest. The amount returned will be based on the number of days on which the Threshold Price was not met compared to the number of days in the Pricing Period or extended Pricing Period. For example, the return amount in a 10 day Pricing Period will equal one-tenth (1/10) of the total amount of such optional cash investment (not just the amount exceeding $10,000) for each trading day that the Threshold Price is not met or for each trading day in which sales are not reported.

The establishment of the Threshold Price and the possible return of a portion of the investment apply only to optional cash investments in excess of $10,000. Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any other Pricing Period. We may waive our right to set a Threshold Price for any particular Pricing Period.

In any event, no interest will be paid on returned funds.

Waiver Discount. We may establish a discount from the market price applicable to optional cash investments in excess of $10,000 made pursuant to a Request for Waiver. This discount, which we also refer at as the “Waiver Discount,” may be between 0% and 10% of the purchase price and may vary for each Pricing Period and for each optional cash investment.

The Waiver Discount will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining such additional funds through the sale of common shares as compared to other sources of funds, current and projected capital needs and other factors that we determine in our sole discretion. Setting a Waiver Discount for a particular Pricing Period shall not affect the setting of a Waiver Discount for any other Pricing Period. The Waiver Discount will apply only to optional cash investments of more than $10,000 (or other applicable maximum monthly amount). The Waiver Discount will apply to the entire optional cash investment and not just the portion of the optional cash investment that exceeds $10,000. A Pricing Period is the time period, in which we establish certain Waiver Discounts to be in effect with a specified discount amount.

The above restriction and Waiver Discount apply only to direct stock purchases. The dollar limitation of $10,000, the Waiver Discount and the approval of the “Request for Waiver” for amounts in excess of $10,000 do not apply to Unit purchases.

14.	Are there fees associated with enrollment?

No. The Company pays all fees, administrative and other expenses related to your Plan enrollment. However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan. However, Participants can be subject to an early withdrawal fee on direct stock purchases at a discounted price and would be responsible for any brokerage commissions attributable to any open market sale.

15.	Are there special eligibility or enrollment rules applicable to Company employees?

Yes, if you are a Company employee, you have the additional option of purchasing shares through automatic payroll deductions. Employees who participate through the automatic payroll deduction option may open a Plan account simply by completing an Enrollment Form and returning it to Zion. Otherwise, the stock purchase plans are available on equal terms to all shareholders, new investors and Company employees.

MANDATORY BOOK-ENTRY SERVICES

16.	What is meant by book-entry shares?

All shares of Zion Oil’s Common Stock that are purchased through the Direct Stock Plan will be held by the Plan Agent and reflected in book-entry form in your account on the records of the Plan Agent. If you hold other Zion Common Stock certificates, you may also, at any time, deposit those certificates with the Plan Agent, but the shares represented by the deposited certificates will not be included in the book-entry form in your Plan account. Note: The certificates should not be endorsed and the assignment section should not be completed.

The Common Stock and Warrants purchased as part of a Unit will also be held in book-entry form with the Plan Agent, unless a Participant requests delivery of the certificates representing the Common Stock and/or Warrants in whole shares with a check representing fractional shares and/or warrants.

17.	Are there any charges associated with this book entry service?

No. There is no cost to you either for having the Plan Agent hold the shares purchased for you through the Plan or for depositing with the Plan Agent the stock certificates you hold for the purpose of adding the shares to your book-entry share position. However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.

18.	Are there fees associated with withdrawing share certificates within the six month period following purchase of discounted shares?

Yes. Any shares withdrawn from the Plan Account within six (6) months after the date of purchase will be charged a withdrawal fee equal to the discount to the Market Price of the Publicly Traded Stock that you received when purchasing the shares being withdrawn, up to a maximum of the number of shares purchased at the discounted price. Shares cannot be transferred within the Plan or gifted without incurring the same withdrawal fee, whether by act of law or by voluntary transfer. The Participant is subject to the withdrawal fee at the time of withdrawal. The withdrawal fee will also apply to any purchases of shares made at the discounted price through automatic dividend reinvestment and employee payroll deductions (if applicable) during the six (6) month period before the date of withdrawal. The Participant must send in a check for the amount of the withdrawal fee for the applicable shares being withdrawn from the Plan, or, alternatively, the Plan Agent is authorized to sell sufficient whole shares equal to the withdrawal fee and remit the residual whole shares and cash in lieu of fractional shares to the requesting Participant.

The above provisions do not apply to shares of Common Stock and Warrants purchased as part of a Unit, along with any shares issuable upon exercise of a Warrant. Also, the above provision does not apply to any shares purchased without any discount to the Market Price of the Publicly Traded Stock, or purchased under a “Request for Waiver” program.

PURCHASE OF UNITS

19.	Will the Unit that I purchase under the Plan be tradable?

No. The Units are not tradable. The shares of Common Stock and Warrants are being sold as part of a Unit solely for convenience sake and immediately upon purchase the shares of Common Stock and Warrants are separable and may be traded separately.

20.	Will the shares of Common Stock and Warrants that I receive from the Units be tradable on the NASDAQ Capital Market or any other exchange or securities market?

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “ZN”. The Units are non-transferable and will not be traded. The Common Stock included in the Units will be listed for quotation on the NASDAQ Capital Market or any other exchange or securities market under the symbol “ZN”.

The Warrants included in the Units may be separately transferable following their issuance. The Warrants will become first exercisable on the 31st day following any Unit Option Termination Date and continue to be exercisable through the expiration date at a fixed per share exercise price. The Warrants would not be exercisable prior to such date. We may file an application with NASDAQ or any other exchange or securities market to list the Warrants on the NASDAQ Capital Market or any other exchange or securities market; however, no assurance can be provided that the warrants would be approved for listing on the NASDAQ Capital Market or any other exchange or securities market.

The shares of Common Stock issuable upon exercise of the Warrants would be immediately tradable upon issuance and would be listed for quotation on the NASDAQ Capital Market or any other exchange or securities market under the symbol “ZN”, assuming that the registration statement, as amended, of which this Prospectus Supplement forms a part remains effective, and that our Common Stock is still listed on the NASDAQ Capital Market or any other exchange or securities market, at that time. Such registration statement, as amended, was declared effective by the SEC on December 11, 2019 and, therefore, expires on the third anniversary thereof, subsequent to a 180 day grace period. Such registration statement, as amended, is sometimes referred to herein as the “registration statement” or the “shelf registration statement.”

The Common Stock and Warrants purchased as part of a Unit will be held in book-entry form with the Plan Agent, unless a Participant requests delivery of the certificates representing the Common Stock in whole shares with a check representing fractional shares and/or Warrants.

OPTIONAL CASH PAYMENTS

21.	How does the cash payment option work? What are the minimum and maximum amounts for optional cash payments?

As a Plan participant, you may (but are not required to) make optional cash payments at any time in our Common Stock in amounts of at least $50, subject to a limitation of $10,000, per month, subject to the “Request for Waiver” for amounts greater than $10,000 per month.

All optional cash payments will be invested in our Common Stock on the 25th day of each calendar month and if such day falls on a holiday or a weekend, then on the next trading day. See Question 6. Interest will not be paid on funds held pending investment.

22.	How do I make an optional cash payment?

Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in US Dollars, or by sending a bank wire in U.S. dollars, payable to “American Stock Transfer & Trust Co., LLC,” (“AST”) along with the Enrollment Form. AST can accept electronic enrollment and electronic bank payments in U.S. Dollars and international shareholders and investors can make payments in British Pounds, Euros, Swiss Francs, Israeli Shekels, or Canadian Dollars for DSPP purchases through the Company as coordinated with AST. Funds received in foreign currency will be recorded by AST in US Dollars based upon the New York Closing Foreign Exchange Rate (5:00 p.m. EST) on the Purchase Date as published online in the Wall Street Journal, Market Data Center under Currencies (www.wsj.com/mdc).

If you elect this option, your funds will be debited from your bank account on the 25th day of each month (the “Purchase Date”). If the 25th day of the month is a weekend or holiday, the debit date will be the next succeeding business day. The price at which shares will be deemed purchased and credited to the investor’s Plan account will be at the average of the daily averages of the high and low sale prices of the Company’s publicly traded Common Stock as reported on the NASDAQ or any other exchange or securities market for the five trading day period ending on the Purchase Date (hereinafter the “Market Price of the Publicly Traded Stock”). You may change the amount of funds to be deducted or terminate an automatic monthly investment of funds by either accessing your account online (www.amstock.com) or by completing and submitting to AST a new automatic investment form.

23.	Will I be charged fees for optional cash payments?

No. You will not be charged any fees in connection with your optional cash payments. However, you may incur certain charges for certain other transactions, requests or withdrawals under the Plan.

24.	How are payments with “insufficient funds” handled?

If an optional cash payment is made by a check drawn on insufficient funds or incorrect draft information, or the Plan Agent otherwise does not receive the money, the requested purchase will be deemed void, and the Plan Agent will immediately remove from your account any shares already purchased upon the prior credit of such funds.

ISSUANCE OF STOCK CERTIFICATES

25.	Will stock certificates be issued for shares acquired through the Plan?

No. Stock certificates will not be issued for direct purchases of shares of Common Stock in a Plan account unless a specific request is made to the Plan Agent.

26.	How do I request a stock certificate?

 Certificates for full shares held in the Plan may be obtained, without charge, by writing to the Plan Agent and requesting the issuance of shares in certificate form with the exception of the Withdrawal Fee in Question 18, if the Fee applies.

Certificates for fractional shares will not be issued under any circumstances.

27.	Can I pledge or assign the shares held in my Plan account?

No. Shares held in your Plan account may not be pledged or assigned. If you wish to pledge or assign your shares, you first must write to the Plan Agent and request the issuance of shares in certificate form, and pay any applicable withdrawal fees.

GIFTS AND TRANSFERS OF SHARES

28.	Can I transfer shares that I hold in the Plan to someone else?

Yes. Subject to compliance with all applicable laws, you may transfer ownership of some or all of your Plan shares by sending the Plan Agent written, signed transfer instructions. You will be responsible for any applicable taxes in connection with the transfer.  However, a new or existing shareholder must sign an Enrollment Form in order to become a Plan Participant.

You may transfer shares to new or existing shareholders. The Participant will be responsible for any brokerage commissions, if there are any with any sales. If you are opening a new Plan account for the transferee, you must include a completed Enrollment Form with the gift/transfer instructions; however, a new Plan account will not be opened as a result of a transfer of fewer than ten (10) shares, unless you (i) authorize the reinvestment of dividends on the shares to be transferred and (ii) include an optional cash payment with your transfer instructions sufficient to purchase the remainder of the ten (10) shares required to enroll. The Plan Agent may charge the Participant a $15 fee for this transfer service, subject to any applicable Withdrawal Fee in Question 18.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

29.	How do I change my method of participation in the Plan?

You may change your method of participation at any time by completing a new Enrollment Form and returning it to the Plan Agent.

30.	How do I close my Plan account?

You may terminate your participation in the Plan by giving written notice to the Plan Agent. Upon termination, you must elect either (a) to receive a certificate for the number of whole shares held in your Plan account and a check for the value of any fractional share (which value will be based on the closing market price on NASDAQ or any other exchange or securities market of the Common Stock on the first day that shares of Common Stock are traded after the withdrawal request is received); or (b) to have all of the shares in your Plan account sold for you. If you request that your shares be sold, the Plan Agent will make the sale in the market, if practicable, within ten (10) trading days after receipt of the request. You will receive the proceeds of sale, less any brokerage commission and transfer tax. Receipt by the Plan Agent of due notice of a participant’s death or incompetence shall be deemed a notice of withdrawal. Medallion Signature Guarantee is required for sale requests of $10,000 or higher. Because the Plan Agent will sell shares, on behalf of the Plan, neither the Company nor any participant under the Plan has the authority or power to control the timing or pricing of sales, or the selection of the broker dealer making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of the Company’s Common Stock. The price of the Common Stock could go up or down before the broker sells your shares. In addition, you will not earn interest on any cash proceeds generated by a sales transaction for your account.

Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. You will be responsible for any applicable taxes in connection with the transfer. No certificates will be issued for fractional shares. The Participant is responsible for any brokerage commissions.

The Plan Agent will process notices of withdrawal and send proceeds to you as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the shareholder and not reinvested in Company Common Stock.

If a notice of withdrawal is received by the Plan Agent at least two (2) days prior to an optional cash payment purchase date, any optional cash payment held by the Plan Agent will be returned to you as soon as practicable.

Signatures of all registered holders must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program for all sale requests. The Medallion Guarantee program ensures that the individual signing is in fact the owner as indicated on the participant’s account.

Participants may request the Plan Agent to sell shares in the open market online at www.amstock.com by acquiring a user ID and password from the Plan Agent, or they may fax or mail a written request to the Plan Agent at: American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, (844) 699-6645 (Domestic), (718) 921-8205 (International).

Plan withdrawals made within six (6) months after a purchase at a discounted price described in the answer to Question 18 are subject to the withdrawal fee explained in that answer.

DIVIDEND REINVESTMENT

To date, Zion has not paid any dividends on shares of its common stock and no assurance can be given as to when, if ever, Zion will be able to pay dividends on its common stock. The payment of dividends on our common stock is at the discretion of our Board of Directors. There is no guarantee that we will pay ever pay dividends in the future. The timing and amount of future dividends, if any, will depend on earnings, cash requirements, our financial condition, applicable government regulations and other factors deemed relevant by our board.

31.	What dividend reinvestment options are available in the Plan?

(a) “Full Dividend Reinvestment” - Under this option, you direct the Company to reinvest the dividends on all of the shares of Common Stock registered in your name, as well as shares credited to your account under the Plan. In addition, you may make additional investments by making optional cash payments; or

(b) “Partial Dividend Reinvestment” - Under this option, you direct the Company to reinvest a percentage of the dividends paid on all the shares of Common Stock registered in your name. The Participant must reinvest at least 10% of the dividend to qualify under a dividend reinvestment program as required by the I.R.S. Cost Basis Regulations. Dividends on shares credited to your account under the Plan will be reinvested fully. In addition, you may make additional investments by making optional cash payments; or

(c) “Optional Cash Payments Only” - Under this option, you may participate in the Plan by making optional cash payments only. The Plan Agent will continue to pay cash dividends on the shares you hold outside the Plan. Dividends on shares credited to your account under the Plan (i.e., through the optional cash investments) will be reinvested fully.

The Plan Agent will return your Enrollment Form to you if you fail to select one of these options or fail to sign the Enrollment Form.

32.	Must my dividends be reinvested automatically to the extent I have chosen either Full Dividend Reinvestment or Partial Dividend Reinvestment?

Yes. To the extent you have elected to participate in the Plan, cash dividends on those shares that are subject to reinvestment will be reinvested automatically in additional shares of Common Stock.

33.	When will my dividends be reinvested and at what price?

If you are enrolled in the Plan as of an applicable “record date” for dividends, either all or part of the dividends on your shares (depending on which option you have chosen) will be used to purchase shares of Common Stock as of the applicable dividend payment dates.

The price of the Common Stock to be purchased under the Plan is addressed in Question 4 above.

34.	Will I be charged fees for participating in the dividend reinvestment program?

No. You will not be charged any fees in connection with the reinvestment of your dividends under the Plan. However, you will incur certain charges for certain other transactions, requests or withdrawals under the Plan.

ADDITIONAL INFORMATION

35.	How would a stock split, stock dividend or rights offering affect my account?

Any shares resulting from a stock split or stock dividend paid on shares held in book entry form for you by the Plan Agent will be credited to your book-entry position.

Warrants representing rights on any shares registered in your name and on shares credited to your Plan account will be credited to your book-entry position. Warrants are held in book entry form unless directed otherwise by the Plan Participant.

36.	How do I vote my Plan shares at shareholders’ meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of the Company’s shareholders, together with a proxy card representing the shares registered directly in your name and the whole shares held by the Plan Agent in your Plan account. This proxy card, when signed and returned, will be voted as you indicate. If the proxy card is not returned or if it is returned unsigned, the shares will not be voted unless you or a duly appointed representative votes in person at the meeting. As is the case with stockholders not participating in the Plan, if no instructions are indicated on a properly signed and returned proxy card, all of the shares represented by the proxy card will be voted in accordance with the recommendations of the Company’s management, to the extent permitted by law.

37.	Can the Plan be changed or discontinued?

While the Company intends at the present time to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all Plan participants. The Plan Agent reserves the right to resign at any time upon reasonable notice to the Company in writing. The Company reserves the right to elect and appoint at any time a new agent including itself or its nominee to administer the Plan.

Upon termination of the Plan by the Company, the Company or the Plan Agent, as the case may be, will return any optional cash payments not invested and payroll deductions, issue a certificate for whole shares of Common Stock credited to each account under the Plan, and make a cash payment for any fractional share credited to each account.

38.	Who interprets and regulates the Plan?

Zion reserves the right to interpret the Plan as may be necessary or desirable in connection with the operation of the Plan.

39.	What are the federal income tax considerations of participation in the Plan?

Certain federal income tax considerations of participation in the Plan are briefly summarized below under the caption “Certain U.S. Federal Income Tax Considerations”. This summary is for general information only and does not constitute tax advice. The information in this section is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations thereunder, current administrative interpretations and practices of the Internal Revenue Service, or the Service, and court decisions, all as of the date of this prospectus supplement. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions could significantly change the current law or adversely affect existing interpretations of current law. Any change could apply retroactively to transactions preceding the date of the change.

The tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign shareholder whose distributions arc subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the distribution and the balance will be reinvested. You are urged to consult your personal tax advisor to determine the particular tax consequences that may result from your participation in the Plan.

LIMITATION OF LIABILITY

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES THAT YOU PURCHASE UNDER THE PLAN.

Neither the Company nor the Plan Agent, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or incompetence, the price at which shares are purchased or sold for the participant’s account, the times when purchases or sales are made, or fluctuations in the market value of Company Common Stock. This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of the Company in its discretion, depending upon future earnings, the financial condition of the Company and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents included or incorporated by reference in this prospectus supplement contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” “will” or other similar words. These forward-looking statements include, among others, statements regarding:

●	our ability to raise sufficient capital to successfully interpret and analyze 3-D seismic data and continue with exploratory efforts and any future drilling activities within our license area;

●	the going concern qualification in our financial statements;

●	our liquidity and our ability to raise capital to maintain operations and finance our overall exploration and development activities;

●	the outcome of the current SEC investigation and the resulting class action lawsuit and derivative litigation against us;

●	our ability to obtain new license areas to continue our petroleum exploration program;

●	our ability to explore for and develop natural gas and oil resources successfully and economically within our license areas;

●	our ability to maintain the exploration license rights to continue our petroleum exploration program;

●	the availability of equipment, such as seismic equipment, drilling rigs, and production equipment;

●	the impact of governmental regulations, permitting and other legal requirements in Israel relating to onshore exploratory drilling;

●	our estimates of the time frame within which future exploratory activities will be undertaken;

●	changes in our exploration plans and related budgets;

●	the quality of existing and future license areas with regard to, among other things, the existence of reserves in economic quantities;

●	anticipated trends in our business;

●	our future results of operations;

●	our capital expenditure program;

●	future market conditions in the oil and gas industry; and

●	the demand for oil and natural gas, both locally in Israel and globally.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets, estimates or results of future drilling, including the number, timing and results of wells, the ability to obtain the necessary licenses and exploration rights, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risks Related to our Business” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

We are an oil and gas exploration company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts, none of which can be assured.

During the quarter ended September 30, 2019, there were no material changes to the risk factors previously reported in our Annual Report on Form 10-K for the year ended December 31, 2018.

CAPITALIZATION

The following table sets forth a summary of our capitalization on an historical basis as of December 31, 2018. On December 31, 2018, there were 66,405,180 issued and outstanding shares of Common Stock. For purposes of a projecting a possible change in our capitalization, if a future unit program is offered based upon previous unit offering programs under the Plan, we are making the following unit feature assumptions. For the purpose of this table, we are assuming a hypothetical $1.00 unit price for one share of common stock and one warrant with an exercise price of $1.00. For this table, we have assumed that all of the Units that could be offered under the Plan were purchased (with no shares being purchased) at a per Unit purchase price of $1.00. However, there can be no assurance that the $1.00 Units would ever be offered under the Plan and, if so, would in fact be purchased. You should read this information in conjunction with our financial statements and the notes thereto which are incorporated by reference into this prospectus.

	Amount of Capitalization as of December 31, 2018
	Actual ($) (thousands)	As Adjusted (1) ($) (thousands)	With Additional Shares (2) ($) (thousands)

Stockholders’ equity:
Common stock – par value $0.01 per share	$664	664	664
Additional paid in capital	$203,580	215,580	233,580
Deficit accumulated in development stage	$(199,115)	(199,115)	(199,115)
Total stockholders’ equity and capitalization	$5,129	16,465	34,465

(1) Assumes that only Units will be sold (consisting of one share of Common Stock and one warrant exercisable into one share) under the Plan and that all Units will be purchased (and that no shares will be offered direct) at a per Unit purchase price of $1.00. If and when a new Unit program is offered, we will issue and file an amendment to this prospectus supplement to update the foregoing information. Zion has reserved approximately 30,000,000 shares of its authorized and unissued shares of Common Stock to purchases under the Plan.

(2) Assumes that all of the Warrants included in the Units are exercised at the per share exercise price of $1.00.

For the purpose of the second table, we have assumed that all of the shares that could be offered under the Plan were purchased (with no Units being purchased) at a per share price of $1.00. However, there can be no assurance that all of the shares that could be offered will be purchased or that we will be able to sell the shares at $1.00. You should read this information in conjunction with our financial statements and the notes thereto, which are incorporated by reference into this prospectus.

	Amount of Capitalization as of December 31, 2018
	Actual ($) (thousands)	As Adjusted (1) ($) (thousands)	With Additional Shares (2) ($) (thousands)

Stockholders’ equity:
Common stock - par value $0.01 per share	$664		N/A
Additional paid in capital	$203,580	233,580	N/A
Deficit accumulated in development stage	$(199,115)	(199,115)	N/A
Total stockholders’ equity and capitalization	$5,129	34,465	N/A

DETERMINATION OF OFFERING PRICE

The purchase price for the shares/Units and the exercise price of the Warrants will be set by our board of directors. In determining the purchase price, our board of directors considered a number of factors, including: our business prospects; the need to offer securities at a price that would be attractive to our investors; general conditions in the securities market; and the likely cost of capital from other sources. The purchase price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities, the amount of proceeds desired, our need for equity capital, the historic and current market price of our common stock, the historic volatility of the market price of our common stock, our business prospects, alternatives available to us for raising equity capital, the pricing of similar transactions and the liquidity of our common stock. The price does not necessarily bear any relationship to our past operations, cash flows, book value, current financial condition, or any other established criteria for value. You should not consider the purchase price as an indication of the value of Zion Oil & Gas or our common stock.

The purchase price for shares of Common Stock purchased under the Plan will be based on the Market Price of the Publicly Traded Stock, subject to applicable discounts as set forth herein.

DILUTION

As of December 31, 2018, our net tangible book value was $12,521,000, or $0.19 per share of common stock. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding on December 31, 2018.

Assuming in our hypothetical that only Units are sold and that all of the Units that are being offered will be sold (even though we do not anticipate that this will be the case) at a per Unit price of $1.00, dilution would be calculated as follows. After giving effect to the issuance of shares of our common stock included in the Units and before deducting offering expenses), our net tangible book value would increase to approximately $27,521,000 and the tangible net book value per share would increase to $0.42. These figures do not account for any Warrant exercises, if any that may occur. This represents an immediate increase in net tangible book value of $0.23 per share to current shareholders, and immediate dilution of $0.58 per share on new shares purchased in the Unit or 58%. “Dilution” is determined by subtracting net tangible book value per share after the offering from the Unit subscription price paid by investors purchasing the Units. The following table illustrates this per share dilution to purchasers of Units in this offering, as illustrated in the following table:

Assumed public offering price per share of Unit		$1.00
Net tangible book value per share before this Offering	$0.19
Increase per share attributable to new shares	$0.23
Adjusted net tangible book value per share after this Offering		$0.42
Dilution per share for new shares		$0.58
Percentage dilution		58%

If the per Unit purchase price is in fact modified, then we will issue and file an amendment to this prospectus supplement to update the foregoing information.

Assuming that all Warrants included in such Units are exercised in these hypothetical calculations at the per share exercise price of $1.00 (even though we do not anticipate that either such event would occur even if we offered such a unit program), dilution would be calculated as follows. After giving effect to the issuance of additional shares of our Common Stock upon exercise of the Warrants, our net tangible book value would increase to approximately $42,521,000 and the tangible net book value per share would increase to $0.64. This represents an immediate increase in net tangible book value of $0.22 per share to current shareholders from previous dilution example, and immediate dilution of $0.36 per share on new shares purchased or 36%. “Dilution” is determined by subtracting net tangible book value per share after the Warrant exercises from the Warrant exercise price of $1.00 then paid by investors upon exercise of the Warrants. The following table illustrates this per share dilution to purchasers of Units following the exercise of the Warrants, as illustrated in the following table:

Assumed warrant strike price per share of common stock		$1.00
Net tangible book value per share after this Offering but before warrant exercise	$0.42
Increase per share attributable to new shares	$0.22
Adjusted net tangible book value per share after this Offering		$0.64
Dilution per share for new shares		$0.36
Percentage dilution		36%

Assuming that all of the shares that are being offered will be sold (even though we do not anticipate that this will be the case), dilution would be calculated as follows, after giving effect to the issuance of all of the shares of our common stock that are being offered under the Plan at a pre-share purchased price of $1.00. No assurance can be provided that we will be able to sell the shares at $1.00.  Before deducting offering expenses, our net tangible book value would increase to approximately $42,521,000 and the tangible net book value per share would increase to $0.64. These figures do not account for any Warrant exercises, if any occur. This represents an immediate increase in net tangible book value of $0.45 per share to current shareholders, and immediate dilution of $0.36 per share on new shares purchased. “Dilution” is determined by subtracting net tangible book value per share after the offering from the assumed share price of $1.00 paid by investors. The following table illustrates this per share dilution to purchasers of Units in this offering, as illustrated in the following table:

Assumed public offering price per share of share		$1.00
Net tangible book value per share before this Offering	$0.19
Increase per share attributable to new shares	$0.45
Adjusted net tangible book value per share after this Offering		$0.64
Dilution per share for new shares		$0.36
Percentage dilution		36%

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

The following summary describes certain United States federal income tax consequences of participating in the Plan to participants. This summary is based on current law and regulations as of the date of this prospectus. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or foreign tax consequences associated with the participation in the Plan, or the ownership, sale or other disposition of our stock.

This summary deals only with holders who hold our Common Stock and/or Warrant as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

●	financial institutions, banks and thrifts;

●	insurance companies;

●	tax-exempt organizations;

●	“S” corporations;

●	regulated investment companies and real estate investment trusts;

●	foreign corporations or partnerships, and persons who are not residents or citizens of the United States;

●	dealers in securities or currencies;

●	persons holding our Common Stock as a hedge against currency risks or as a position in a straddle; or

●	United States persons whose functional currency is not the United States dollar.

If a partnership holds our Common Stock and/or warrants, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock and/or Warrant, you should consult your tax advisor regarding the tax consequences of participating in the Plan and the ownership and disposition of our Common Stock and/or warrants.

If you are considering participating in the Plan, you are strongly urged to consult your tax advisors concerning the application of United States federal income tax laws to your particular situation, the consequences of your participation in the Plan, the ownership and disposition of our Common Stock and/or warrants arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Participant

When we use the term “U.S. participant,” we mean a participant in the Plan who, for United States federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. participants.

Direct Stock Purchases

●	A participant who purchases shares of Common Stock directly (and not as part of a Unit) with the initial investment and the optional cash payments may be treated as having received an additional dividend distribution equal to the excess, if any, of the fair market value of the shares acquired on the Purchase Date over the amount of your investment.

●	A participant will not realize any taxable income when the participant sends Common Stock certificates to the Plan Agent to be deposited into the participant’s Plan Account. A participant’s tax basis and holding period for shares of Common Stock purchased outside the Plan and deposited in the participant’s Plan Account will be the same as they would have been had the participant continued to hold those shares outside the Plan.

●	A participant will not realize any taxable income when the participant receives certificates for whole shares of Common Stock held in the participant’s Plan Account, either upon request for certificates, or upon termination of participation or termination of the Plan by us.

●	A participant will generally recognize gain or loss when shares of Common Stock acquired under the Plan (including fractions of shares) are sold by the Plan Agent at the participant’s request or sold after withdrawal from or termination of the Plan. A participant who receives, upon termination of participation or termination of the Plan by us, a cash adjustment for a fraction of a share credited to the participant’s account may realize gain or loss with respect to such fraction. The amount of the gain or loss will be the difference between the amount which the participant receives for the shares of Common Stock (or fraction of a share) and the participant’s tax basis. Such gain or loss will generally be capital gain or loss, and will be long-term or short-term depending on the holding period of the shares of Common Stock sold. The capital gain or loss will be long-term if the participant’s holding period for shares of Common Stock is more than one year at the time of sale and will be short-term if the holding period is one year or less. A participant’s holding period for shares of Common Stock acquired pursuant to the Plan generally begins on the day following the date the shares are credited to the participant’s Plan Account. A whole share consisting of fractional shares purchased on different dates will have a split holding period with the holding period for each fractional component beginning on the day following the date the factional share was credited to the participant’s Plan Account.

●	With respect to tax basis reporting, participants may elect to use the “average basis method” with respect to shares of stock acquired in connection with certain dividend reinvestment plans that require the reinvestment of at least 10% of every dividend. Because the Plan requires the reinvestment of at least 10% of dividends, a participant may elect to use the average basis method of determining such tax basis. Absent an election to the contrary, the Plan Agent intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our Common Stock acquired by or for you under the Plan.

●	Certain U.S. participants that are individuals, estates, or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions.

●	As a participant in the Plan, you will receive statements on a regular basis advising you of purchases and sales of shares of Common Stock. Any distribution treated as a dividend (including from brokerage commissions and fees paid by the Company) will be reported on your year-end IRS Form 1099-DIV. If, at your request, the Plan Agent sells shares of Common Stock for you, the proceeds from the sale will be reported on IRS Form 1099-B.

Amounts Treated As a Distribution

●	A participant who participates in the dividend reinvestment feature of the Plan will be treated for federal income tax purposes as having received a distribution in an amount equal to the sum of (a) the fair market value of the shares on the date the shares were acquired directly from us with reinvested dividends, (b) any cash distributions received by the Plan Agent for the purpose of acquiring additional shares on your behalf, and (c) any cash distributions received by you with respect to shares of common stock not included in the Plan. A participant who participates in the dividend reinvestment feature of the Plan and makes an optional cash purchase of shares of common stock under the Plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant.

●	The Internal Revenue Service has indicated in private letter rulings (which are applicable only to the taxpayer to whom the ruling is issued) that a taxpayer who does not participate in the dividend reinvestment feature of the Plan and only makes an optional cash purchase of common stock under the Plan will not be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the shares of Common Stock over the amount of the optional cash payment made by the taxpayer.

●	The total amount of your distributions will be reported to you and to the Internal Revenue Service on the appropriate tax form shortly after the end of each year by the Plan Agent.

Character of Distributions

●	The amount treated as distributions to shareholders as described above constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable as ordinary income.

●	To the extent distributions are in excess of our earnings and profits, the distributions will be treated first as a tax-free return of capital to the extent of your tax basis in our common shares and, to the extent in excess of your basis, will be taxable as a gain realized from the sale of your common shares.

●	Distributions to corporate shareholders, including amounts taxable as dividends to corporate shareholders, will not be eligible for the corporate dividend received deduction.

Tax Basis and Holding Period of Shares and Warrants Acquired Pursuant to the Plan

●	Your tax basis in shares of common stock acquired directly from us with reinvested cash distributions under the Plan will be equal to the fair market value of such shares as of the date of distribution. Your tax basis in additional common shares acquired under the Plan with optional cash investments should be equal to the amount of such optional cash investments plus the amount, if any, treated as a distribution to you. Your tax basis in shares of common stock purchased on your behalf by the Plan Agent in the open market or privately negotiated transactions will be equal to the cost of such shares plus your proportionate amount of commission paid by us as in connection with such purchase.

●	Your tax basis in the common stock and the warrant acquired from the Unit program will be allocated to each element of the Unit on the basis of their respective fair market values on the date of purchase. If the fair market value of the warrant is not readily ascertainable then the portion of the price paid of the Unit will be allocable first to the Common Stock to the extent of the fair market price of the Common Stock on the date of Unit purchase with the remaining purchase price allocated to the warrant.

●	Your holding period for shares of common stock acquired with reinvested cash distributions generally will commence on the day after the dividend payment date. If, however, the shares are acquired with optional cash investments or are purchased with reinvested cash distributions by the Plan Agent on your behalf, the holding period will commence on the day after the date of purchase.

●	Your holding period for the Common Stock and the Warrant purchased under the Unit program will commence for both securities on the day after the date of purchase of the Unit.

●	Your holding period for the Common Stock issuable upon exercise of a Warrant will commence on the day after you exercise the Warrant and pay the exercise price.

Effect of Withholding Requirements

●	Under certain conditions, we or the Plan Agent may be required to deduct as “backup withholding” twenty-eight (28%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the Plan.

●	Similarly, the Plan Agent may be required to deduct backup withholding from all proceeds from sales of shares of common stock held in your account.

●	Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the Plan. Therefore, if you are subject to backup withholding, dividends to be reinvested under the Plan will be reduced by the backup withholding amount.

Foreign Shareholder Participation

●	If you are a foreign shareholder, you need to provide the required federal income certifications to establish your status as a foreign shareholder so that backup withholding as described above does not apply to you.

●	You also need to provide the required certifications, if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence.

●	If you are a foreign shareholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of common stock will be credited to your account.

●	Dividends and sales proceeds payable to certain foreign shareholders will be subject to special reporting rules under “FATCA.” If these rules are not complied with, such dividends and sales proceeds will be subject to withholding tax at a rate of 30% in spite of a treaty that provides a lower rate. Such withholding applies to dividends paid in respect of our Common Stock and to gross proceeds from the sale or other disposition of our Common Stock. If withholding is required under these rules, the appropriate amount of tax will be deducted and only the remaining amount will be reinvested or paid.

IRS CIRCULAR 230 DISCLOSURE. TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, PARTICIPANTS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS WAS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY PARTICIPANTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON PARTICIPANTS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (II) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS PROSPECTUS; AND (III) PARTICIPANTS SHOULD SEEK TAX ADVICE BASED ON THEIR PARTICICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

USE OF PROCEEDS

Shares purchased for Plan participants with reinvested cash dividends and optional cash investments and through Unit purchases will be shares newly issued by Zion. Zion and the Plan Agent are unable to estimate the number of shares, if any, that will be purchased directly from the Company under the Plan or the amount of proceeds from any such shares. The net proceeds will be used by the Company for general corporate purposes.

PLAN OF DISTRIBUTION

Subject to other provisions within this Prospectus Supplement and the accompanying base Prospectus, we will distribute newly issued shares of our Common Stock and/or the Warrants sold under the Unit Plan if requested by the purchaser to the Plan Agent. Under direct stock purchases, the Plan Agent will maintain the Common Stock on deposit for the initial six (6) months after the date of purchase and continuing until there is a request for withdrawal of the discounted shares by the owner or owners. The Plan Agent will assist in the administration of the Plan, but will not be acting as an underwriter with respect to shares of our common stock sold under the Plan. You will pay no service fees or brokerage trading fees for acquisitions of shares under the Plan, whether the shares are newly issued or purchased in the open market. Our common stock is currently listed on the NASDAQ Capital Market under the symbol “ZN,” but may be listed on any other exchange or securities market.

In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of existing stockholders and new investors who may be engaged in the securities business.

Persons who acquire shares of our Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Common Stock so purchased. We may, however, accept optional cash payments and initial investments made pursuant to requests for waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any discounts applicable to optional cash payments and initial investments made under the Plan. Those transactions may cause fluctuations in the trading volume of our Common Stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our Common Stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.

LEGAL MATTERS

Aboudi Legal Group PLLC (Zion’s external legal counsel) will pass on the validity of the issuance of the securities offered by this prospectus supplement and the accompanying base prospectus.

EXPERTS

The audited financial statements of Zion Oil & Gas, Inc. as of December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of RBSM LLP, an independent registered public accounting firm. The audited financial statements of Zion Oil & Gas, Inc. as of December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of MaloneBailey LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.zionoil.com/sec-reports, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus supplement or the accompanying base prospectus.

We “incorporate by reference” into this prospectus supplement and the accompanying base prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus. Some information contained in this prospectus supplement and the accompanying base prospectus updates the information incorporated by reference, and information that the Company files subsequently with the SEC will automatically update this prospectus supplement and the accompanying base prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement, the accompanying base prospectus, and the information incorporated by reference herein, you should rely on the information contained in the document that was filed last. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

●	Our annual report on Form 10-K for the fiscal year ended December 31, 2018 filed on March 8, 2019;

●	Our definitive proxy statement with respect to the Annual Meeting of Stockholders held on June 12, 2019, as filed with the Securities and Exchange Commission on April 18, 2019;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2019 filed on May 14, 2019, June 30, 2019 filed on August 7, 2019, and September 30, 2019 filed on November 5, 2019;

●	Our current reports on Form 8-K: January 14, 2019; March 6, 2019; April 17, 2019; April 24, 2019; May 29, 2019; June 5, 2019; June 13, 2019; June 14, 2019; June 18, 2019; July 2, 2019; July 11, 2019; August 9, 2019; August 20, 2019, November 21, 2019;

●	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and the description of our 10% Convertible Senior Note due 2021 on Form 8-A/A filed with the SEC on April 28, 2016; and

●	all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-1 of which this prospectus supplement and the accompanying base prospectus are a part and prior to the termination or completion of any offering of securities under this prospectus supplement and the accompanying base prospectus (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus supplement and base prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, TX 75243.

This prospectus supplement and the accompanying base prospectus are a part of a registration statement on Form S-1 that we filed with the SEC. That registration statement contains more information than this prospectus supplement and the accompanying base prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information in this prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus and the documents that are incorporated herein or therein by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus or any document incorporated by reference into any of them is accurate as of any date other than the date of the applicable document.

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Annex A – Enrollment Form

DIRECT STOCK PURCHASE PLAN (DSPP) ENROLLMENT

Page 1

Zion Oil & Gas, Inc.
12655 N. Central Expy, Suite 1000
Dallas, TX 75243
(888) 891-ZION
Fax: (214) 221-6510

HELPFUL INFORMATION

This application enables you to begin investing directly with Zion Oil & Gas, Inc. Page 1 and 2 are required, page 3 is optional.

For new investors, the minimum initial investment is $250. For existing participants, the minimum investment is $50. **No form is required** for additional purchases on the same account. Simply send in your investment with your account no. and purchase request.

If you prefer, you may invest online using our step by step form via electronic check: https://www.zionoil.com/dspp/invest-now

Once payment is received, your shares will be issued by our agent, the American Stock Transfer & Trust Company (AST). To review the DSPP in its entirety, please refer to the DSPP Prospectus at www.zionoil.com/prospectus.

ACCOUNT SETUP - CHOOSE ONE

Select ONE account type and complete ALL applicable fields in that box. Multiple forms are required for multiple accounts. Please provide ALL of the following information in clear, legible writing. **IMPORTANT: We cannot set up beneficiaries on your account.**

☐ SINGLE or ENTITY ☐ JOINT: TENANTS W/ RIGHT OF SURVIVORSHIP ☐ JOINT: TENANTS IN COMMON ☐ JOINT: TENANTS BY THE ENTIRETY ☐ JOINT: COMMUNITY PROPERTY	☐ CUSTODIAL ACCOUNT	☐ TRUST ACCOUNT
Name	Custodian Name	Trustee Name
Social Security Number	Custodian Social Security Number	Trust Name
Date of Birth	Custodian Date of Birth	Date of Trust
Joint Owner (if any)	Minor's Name	Tax Identification Number
Joint Owner (if any)	Minor's State of Residence and SSN (Example: CA - 333-22-4444)	Trustee Date of Birth
INFORMATION Joint owners will have right of survivorship unless restricted by state law or otherwise indicated above.	INFORMATION One minor per account. An adult custodian manage the minor's account until the minor becomes "of age" as specified in the Uniform Gift to Minor's Act in the minor's state of residence.	INFORMATION A trust account is established in accordance with the provisions of a pre-existing legal trust agreement.

YOUR PERSONAL INFORMATION - REQUIRED

FULL MAILING ADDRESS:

COUNTRY:

☐ OPTIONAL: I already have a Zion Oil & Gas account with American Stock and Transfer Company (AST). Please add this purchase to my ACCOUNT # (Must be 10 digits):

BEST PHONE:

EMAIL:

Page 1 of 2

DIRECT STOCK PURCHASE PLAN
(DSPP) ENROLLMENT
Page 2

Zion Oil & Gas, Inc.
12655 N. Central Expy, Suite 1000
Dallas, TX 75243
(888) 891-ZION
Fax: (214) 221-6510

COMMON STOCK PURCHASE - REQUIRED

COMMON STOCK represents equity ownership in Zion Oil & Gas, Inc. This plan allows you to purchase common stock directly from Zion Oil & Gas, Inc. without paying brokerage firm fees.

The purchase price per share is determined when payment is received by averaging that day's high and low sale prices of our common stock on NASDAQ.

Choose the amount of **COMMON STOCK** you would like to purchase:

- ☐ $250.00
- ☐ $500.00
- ☐ $1,000.00
- ☐ Other amount $__________

MAKE CHECKS PAYABLE TO: Zion Oil & Gas, Inc.
MAIL TO: 12655 N. Central Expy, Ste. 1000, Dallas, TX 75243
To wire funds, or if you are a foreign investor, please contact Zion Oil & Gas, Inc. directly: +1 (214) 221-4610

DIVIDEND REINVESTMENT - REQUIRED

Please select one below. Selecting your dividend preference is required. You may change your selection at any time, in writing.

☐ FULL DIVIDEND REINVESTMENT
You direct the company to reinvest any future dividends on all shares of common stock registered in your name as well as shares held in the DSPP.

☐ PARTIAL DIVIDEND REINVESTMENT
You direct the company to reinvest a percentage of any future dividends paid on all shares of common stock held in the DSPP, and any other ZN shares registered in your name. The remaining percentage of shares will be paid cash dividends only if held outside the DSPP.
Percentage of shares to reinvest: _______% (must be at least 10%)

☐ OPTIONAL CASH PAYMENTS
You direct the company to pay any future dividends in cash, on shares you hold outside the DSPP. Shares held in the DSPP will be reinvested fully.

Additional Information: To date, we have not paid dividends on our common stock. As a shareholder, you will receive dividends on our common stock, if we offer them. All dividends paid on common stock inside the DSPP will be reinvested fully. (Inside the DSPP = shares held electronically in this DSPP account.) Shares held outside of the DSPP, are eligible for cash dividends if you elect either of the Partial or Cash options. (Outside the DSPP = any shares bought or transfered to a brokerage firm or any paper certificates you hold.)

SIGNATURE OF ALL HOLDERS - REQUIRED

THE SIGNATURE(S) BELOW INDICATE MY/OUR ACKNOWLEDGEMENT THAT I/WE HAVE RECEIVED AND REVIEWED THE DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN (THE "PLAN" OR "DSPP") OF ZION OIL AND GAS, INC., AS SET FORTH IN THE PROSPECTUS, SUPPLEMENTS AND AMENDMENTS, DESCRIBING THE TERMS AND CONDITIONS OF THE PLAN AND THE FUNDS PAID HEREIN ARE TO PURCHASE SHARES/UNITS UNDER THE PLAN, ON THE TERMS AND SUBJECT TO THE CONDITIONS SPECIFIED IN THE PROSPECTUS AND AMENDMENTS.

SIGNATURE	SIGNATURE	SIGNATURE	DATE

Page 2 of 2

OPTIONAL
MONTHLY AUTOMATIC INVESTMENT ENROLLMENT FORM

Zion Oil & Gas, Inc.
12655 N. Central Expy, Suite 1000
Dallas, TX 75243
(888) 891-ZION
Fax: (214) 221-6510

OPTIONAL AUTOMATIC DEDUCTIONS

☐ I would like to enroll in monthly automatic investments, in addition to the one-time DSPP $250 minimum.

$_________ Starting on the 20th of next month, we will deduct this amount from the account below.
($50 minimum, $10,000 maximum)

Type of Account: ☐ CHECKING ☐ SAVINGS

NAME ON BANK ACCOUNT:

FINANCIAL INSTITUTION:

BANK BRANCH (if applicable):

YOUR ACCOUNT ADDRESS (FULL):

ABA NUMBER:

BANK ACCOUNT NUMBER:

Name on Bank Account
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
63-858
670
PAY TO THE ORDER OF
$
DOLLARS
Financial Institution and Branch Information
First National Bank
of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
071000013 123456789
ABA Number
Bank Account Number

SIGNATURE OF ALL HOLDERS REQUIRED to begin automatic monthly deductions.

I/WE HEREBY AUTHORIZE AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC., TO MAKE MONTHLY AUTOMATIC TRANSFERS OF FUNDS FROM MY/OUR CHECKING OR SAVINGS ACCOUNT IN THE AMOUNT STATED ABOVE AND TO INITIATE SUCH DEBIT ENTRIES AND TO INITIATE, IF NECESSARY, CREDIT ENTRIES AND ADJUSTMENTS FOR ANY DEBIT ENTRIES IN ERROR TO MY/OUR ACCOUNT INDICATED ABOVE AND THE INSTITUTION NAMED ABOVE, HEREINAFTER CALLED DEPOSITORY, TO DEBIT AND/OR CREDIT THE SAME TO SUCH ACCOUNT.

THE BELOW AUTHORIZATION(S) WILL REMAIN IN FULL FORCE AND EFFECT UNTIL ZION OIL & GAS, HEREINAFTER CALLED THE COMPANY, HAS RECEIVED WRITTEN NOTIFICATION FROM THE UNDERSIGNED OF ITS TERMINATION IN SUCH TIME AND IN SUCH MANNER AS TO AFFORD THE COMPANY AND DEPOSITORY REASONABLE OPPORTUNITY TO ACT ON IT.

THE USA PATRIOT ACT REQUIRES FINANCIAL INSTITUTIONS TO VERIFY THE SHAREHOLDER'S IDENTITY PRIOR TO ESTABLISHING A FORMAL RELATIONSHIP. AS A RESULT, WE MAY ASK YOU TO PROVIDE PROPER IDENDIFICATION AND WE WILL UTILIZE REASONABLE AND APPROPRIATE MEASURES TO OBTAIN THE NECESSARY VERIFICATION CONTEMPLATED BY THE ACT. THANK YOU FOR YOUR COOPERATION IN HELPING US COMPLY WITH FEDERAL REGULATIONS.

SIGNATURE	SIGNATURE	SIGNATURE	DATE

Annex B – Form of Warrant

[Face of Certificate - ZION OIL & GAS, INC.]

(SEE REVERSE SIDE FOR LEGEND)

W

WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN STANDARD TIME,

______________, 20__)

ZION OIL & GAS, INC.

CUSIP 989696 ___

WARRANT

THIS CERTIFIES THAT, for value received _____________ is the registered holder of a Warrant or Warrants expiring _____________, 20__ (the “Warrant”) to purchase one fully paid and non-assessable share of Common Stock, par value $.01 per share (the “Shares”), of ZION OIL & GAS, INC., a Delaware corporation (the “Company”). The Warrant entitles the holder thereof to purchase from the Company, commencing on _____, 20__, one Share of the Company at the price of $___ per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company, LLC (such payment to be made by check made payable to the order of the Company), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant may expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his/her/its assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of the Warrants represented by this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

COUNTERSIGNED:

American Stock Transfer & Trust Company, LLC

WARRANT AGENT

BY:

AUTHORIZED OFFICER

DATED:

(Signature)

CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)

SECRETARY

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:	-

(SIGNATURE)	-

(ADDRESS)	-

(TAX IDENTIFICATION NUMBER)	-

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _____________________hereby sell, assign, and transfer unto

_____________________________________________________

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

_____________________________________________________

_____________________________________________________

_____________________________________________________

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to_________________________________________________________________________________

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and

Appoint ________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

PROSPECTUS

$154,000,000

ZION OIL & GAS, INC.

Common Stock, Debt Securities, Warrants and Units

This prospectus is both (1) a new registration statement and (2) a replacement registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on March 10, 2017. From time to time, we may offer up to an aggregate of approximately $154,000,000 of any combination of the securities described in this prospectus, either individually or in units. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “ZN.” The sale price of our common stock on the NASDAQ Capital Market on November 4, 2019 was $0.2369 and our public float was approximately $22 million. Under our Dividend Reinvestment and Common Stock Purchase Plan, we also have a common stock purchase warrant at an exercise price of $2.00, expiring January 31, 2021, that was issued and quoted on the NASDAQ Capital Market under the symbol “ZNWAA.” On March 10, 2017, the Company filed with the SEC the prospectus supplement dated as of March 10, 2017 and the accompanying base prospectus dated February 23, 2017 relating to the Company’s Dividend Reinvestment and Direct Stock Purchase Plan (the “DSPP”). The base prospectus and prospectus supplement formed part of the Company’s Registration Statement on Form S-3 (File No. 333-216191), as amended, which was declared effective by the SEC on March 10, 2017. The applicable prospectus supplement will contain information, where applicable, as to the above and any other listing on the NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risks that we have described on page 10 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is both (1) a new registration statement and (2) a replacement registration statement that we filed with the Securities and Exchange Commission, or SEC, on March 10, 2017, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of approximately $154,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described on page 29 under the heading “Where You Can Find More Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” “we,” “our” and “us” refer to Zion Oil & Gas, Inc., a corporation incorporated in the State of Delaware.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contain statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You generally can identify our forward-looking statements by the words “anticipate,” “believe,” “budgeted,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “scheduled,” “should,” “will” or other similar words or the negative of these terms or other comparable terminology and include, without limitation, statements regarding:

●	our ability to raise sufficient capital to successfully interpret and analyze 3-D seismic data and continue with exploratory efforts and any future drilling activities within our license area;

●	the going concern qualification in our financial statements;

●	our liquidity and our ability to raise capital to maintain operations and finance our overall exploration and development activities;

●	the outcome of the current SEC investigation and the resulting class action lawsuit and derivative litigation against us;

●	our ability to obtain new license areas to continue our petroleum exploration program;

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●	our ability to explore for and develop natural gas and oil resources successfully and economically within our license areas;

●	our ability to maintain the exploration license rights to continue our petroleum exploration program;

●	the availability of equipment, such as seismic equipment, drilling rigs, and production equipment;

●	the impact of governmental regulations, permitting and other legal requirements in Israel relating to onshore exploratory drilling;

●	our estimates of the time frame within which future exploratory activities will be undertaken;

●	changes in our exploration plans and related budgets;

●	the quality of existing and future license areas with regard to, among other things, the existence of reserves in economic quantities;

●	anticipated trends in our business;

●	our future results of operations;

●	our capital expenditure program;

●	future market conditions in the oil and gas industry; and

●	the demand for oil and natural gas, both locally in Israel and globally.

More specifically, our forward-looking statements include, among others, statements relating to our schedule, business plan, targets,  estimates or results of future drilling, including the number, timing and results of wells, the timing and risk involved in drilling follow-up wells, planned expenditures, prospects budgeted and other future capital expenditures, risk profile of oil and gas exploration, acquisition of seismic data (including number, timing and size of projects), planned evaluation of prospects, probability of prospects having oil and natural gas, expected production or reserves, increases in reserves, acreage, working capital requirements, hedging activities, the ability of expected sources of liquidity to implement our business strategy, future hiring, future exploration activity, production rates, all and any other statements regarding future operations, financial results, business plans and cash needs and other statements that are not historical facts.

Such statements involve risks and uncertainties, including, but not limited to, those relating to our dependence on our exploratory drilling activities, the volatility of oil and natural gas prices, the need to replace reserves depleted by production, operating risks of oil and natural gas operations, our dependence on our key personnel, factors that affect our ability to manage our growth and achieve our business strategy, risks relating to our limited operating history, technological changes, our significant capital requirements, the potential impact of government regulations, adverse regulatory determinations, litigation, competition, the uncertainty of reserve information and future net revenue estimates, property acquisition risks, industry partner issues, availability of equipment, weather and other factors detailed herein and in our other filings with the SEC.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are described under “Risk Factors” in this prospectus (page 10) and described under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other periodic reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update any forward-looking statement.

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SUMMARY

The following is only a summary, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference into this prospectus under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” from our other filings with the SEC, as well as any prospectus supplement applicable to an offering of the securities registered pursuant to the registration statement of which this prospectus forms a part. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” beginning on page 10.

Our Company

Zion Oil and Gas, Inc., a Delaware corporation, is an oil and gas exploration company with a history of 19 years of oil and gas exploration in Israel. We were incorporated in Florida on April 6, 2000 and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock, par value $0.01 per share (the “Common Stock”) currently trades on the Nasdaq Capital Market under the symbol “ZN” and our Common Stock warrant under the symbol “ZNWAA.”

The Company currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License, comprising approximately 99,000 acres. The Megiddo Jezreel #1 (“MJ #1”) site was completed in early March 2017, after which the drilling rig and associated equipment were mobilized to the site. Performance and endurance tests were completed, and the MJ #1 exploratory well was spud on June 5, 2017 and drilled to a total depth (“TD”) of 5,060 meters (approximately 16,600 feet). Thereafter, the Company obtained three open-hole wireline log suites (including a formation image log), and the well was successfully cased and cemented. The Ministry of Energy approved the well testing protocol on April 29, 2018.

During the fourth quarter of 2018, the Company testing protocol was concluded at the MJL well. The test results confirmed that the MJ #1 well did not contain hydrocarbons in commercial quantities in the zones tested. As a result, in the year ended December 31, 2018, the Company recorded a non-cash impairment charge to its unproved oil and gas properties of $30,906,000. The Company recorded a post-impairment charge of $86,000 and $314,000 for the three and nine months ended September 30, 2019, respectively. During the three and nine months ended September 30, 2018, the Company did not record any post-impairment charges.

While the well was not commercially viable, Zion learned a great deal from the drilling and testing of this well. We believe that the drilling and testing of this well carried out the testing objectives, which may support further evaluation and potential further exploration efforts within our License area.

As a result of the information gained drilling the MJ#1 well, Zion believes it is prudent and consistent with good industry practice to try and answer some of the questions raised by the drilling with a focused 3D seismic imaging shoot of approximately 72 square kilometers surrounding the MJ#1 well.

At present, we have no revenues or operating income. Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, and the volume and timing of such production. In addition, even if we are successful in producing oil and gas in commercial quantities, our results will depend upon commodity prices for oil and gas, as well as operating expenses including taxes and royalties.

Our executive offices are located at 12655 North Central Expressway, Suite 1000, Dallas, Texas 75243, and our telephone number is (214) 221-4610. Our branch office’s address in Israel is 9 Halamish Street, North Industrial Park, Caesarea 3088900, and the telephone number is +972-4-623-8500. Our website address is: www.zionoil.com.

Current Exploration and Operation Efforts

Megiddo-Jezreel Petroleum License

The Company currently holds one active petroleum exploration license onshore Israel, the Megiddo-Jezreel License, comprising approximately 99,000 acres. The Megiddo Jezreel #1 (“MJ #1”) exploratory well was spud on June 5, 2017 and drilled to a total depth (“TD”) of 5,060 meters (approximately 16,600 feet). Thereafter, the Company successfully cased and cemented the well while awaiting the approval of the testing protocol. The Ministry of Energy approved the well testing protocol on April 29, 2018.

During the fourth quarter of 2018, the Company’s testing protocol was concluded at the MJ #1 well. The test results confirmed that the MJ #1 well did not contain hydrocarbons in commercial quantities in the zones tested.  The MJ#1 well provided Zion with information Zion believes is important for potential future exploration efforts within its license area. As with many frontier wildcat wells, the MJ#1 also left several questions unanswered.

While not meant to be an exhaustive list, a summary of what Zion believes to be key information learned in the MJ#1 well is as follows:

1.	The MJ#1 encountered much higher subsurface temperatures at a depth shallower than expected before drilling the well. In our opinion, this is significant because reaching a minimum temperature threshold is necessary for the generation of hydrocarbons from an organic-rich source rock.

2.	The known organic rich (potentially hydrocarbon bearing) Senonian age source rocks that are typically present in this part of Israel were not encountered as expected. Zion expected these source rocks to be encountered at approximately 1,000 meters in the MJ#1 well.

3.	MJ#1 had natural fractures, permeability (the ability of fluid to move through the rock) and porosity (pore space in rock) that allowed the sustained flow of formation fluid in the shallower Jurassic and lower Cretaceous age formations between approximately 1,200 and 1,800 meters. While no hydrocarbons were encountered, Zion believes this fact is nonetheless significant because it provides important information about possible reservoir pressures and the ability of fluids to move within the formation and to the surface.

4.	MJ#1 encountered oil in the Triassic Mohilla formation, which Zion believes suggests an active deep petroleum system is in Zion’s license area. There was no natural permeability or porosity in the Triassic Mohilla formation to allow formation fluid to reach the surface naturally during testing, and thus the MJ#1 was not producible or commercial.

5.	The depths and thickness of the formations we encountered varied greatly from pre-drill estimates. This required the MJ#1 to be drilled to a much greater depth than previously expected. Zion has tied these revised formation depths to seismic data which will allow for more accurate interpretation and mapping in the future.

A summary of what Zion believes to be some key questions left to be answered are:

1.	Is the missing shallow Senonian age source rock a result of regional erosion, or is it missing because of a fault that cut the well-bore and could be reasonably expected to be encountered in the vicinity of the MJ#1 drill site? Zion believes this is an important question to answer because if the Senonian source rocks do exist in this area, the high temperatures encountered are sufficient to mature these source rocks and generate oil.

2.	Do the unusually high shallow subsurface temperatures extend regionally beyond the MJ#1 well, which could allow for the generation of hydrocarbons in the Senonian age source rock within our license area?

3.	As a consequence of seismic remapping, where does the MJ#1 well lie relative to the potential traps at the Jurassic and Triassic levels, and was the well location too low on the structures and deeper than the potential hydrocarbons within those traps?

Zion commenced the data acquisition portion on the 3-D survey area consisting of 72 square kilometers focused on the eastern portion of the Megiddo-Jezreel license. Acoustic Geophysical Services (“AGS”), our geophysical contractor, completed mobilization in late August in which the seismic equipment was moved on location and testing completed. In mid-September 2019 all parameter selections were approved. Following parameter selection, AGS began its seismic production activities on September 25, 2019. Approximately 50% of the survey was completed by September 30, 2019. The remaining 50% of the survey was completed in mid-October.

Zion has engaged Agile Seismic Processing Services (“ASPS”), with offices located in Houston, Texas and Belgrade, Serbia, to handle the seismic data processing and interpretation services. The geophysical dataset, which was delivered to ASPS in late October 2019, will be processed using enhanced technologies.

Zion received a multi-year license extension through December 2, 2020.

Zion’s ability to fully undertake all of these aforementioned activities is subject to its raising the needed capital from its continuing offerings, of which no assurance can be provided.

Map 1. Zion’s Megiddo-Jezreel Petroleum Exploration License as of September 30, 2019.

The Megiddo-Jezreel License (No. 401) was awarded on December 3, 2013 for a three-year primary term through December 2, 2016 with the possibility of additional one-year extensions up to a maximum of seven years. The Megiddo-Jezreel License lies onshore, south and west of the Sea of Galilee, and we continue our exploration focus here as it appears to possess the key geologic ingredients of an active petroleum system with significant exploration potential.

On November 20, 2017, Israel’s Petroleum Commissioner officially approved Zion’s multi-year extension request on its Megiddo-Jezreel License No. 401, extending its validity to December 2, 2019, and on February 28, 2019, a further extension to December 2, 2020 was granted. The Megiddo-Jezreel License is therefore scheduled to terminate on December 2, 2020. In addition, on July 1, 2019, the Company’s surface use agreement was extended through December 3, 2020 by the Israel Land Authority.

The Company remained subject to the following updated key license terms:

No.	Activity Description	Execution by:
1	Submit final report on the results of drilling	31 May 2018
2	Submit program for continuation of work under license	30 June 2018

On June 1, 2018, Zion submitted its Megiddo-Jezreel #1 End of Well Report (EOWR) for the Megiddo-Jezreel License No. 401, thus fulfilling our No. 1 End of Well Report license work plan obligation, shown above.

On June 14, 2018 Zion submitted its Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time was necessary because we had still not completed testing and evaluating all planned testing zones. On July 1, 2018, Israel’s Petroleum Commissioner granted our work program report extension to November 1, 2018.

No.	Activity Description	Execution by:
1	Submit program for continuation of work under license	1 November 2018

On October 29, 2018 Zion received approval from the Petroleum Commissioner for an Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time was necessary because we had still not completed testing and evaluating all planned testing zones.

No.	Activity Description	Execution by:
1	Submit program for continuation of work under license	31 January 2019

On January 31, 2019, Zion submitted its Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time was necessary to finalize the work program. On February 3, 2019 Israel’s Petroleum Commissioner granted Zion’s work program report extension to February 28, 2019, as shown below:

Number	Activity Description	Execution by:
1	Submit program for continuation of work under license	28 February 2019

On February 24, 2019 and thereafter on February 26, 2019 Zion submitted its proposed 2019 WORK PROGRAM ON the Megiddo-Jezreel License No. 401.

On February 28, 2019 Israel’s Petroleum Commissioner officially approved the revised and updated Work Program on the Megiddo-Jezreel License No. 401 as shown below:

Number	Activity description	Execution by:
1	Submission of seismic survey plan to the Commissioner and execution of an agreement with a contractor to perform	30 April 2019
2	Commence 3D seismic survey in an area of approximately 50 square kilometers	1 August 2019
3	Transfer of field material configuration and processed material to the Ministry pursuant to Ministry guidelines	15 December 2019
4	Submit interpretation report	20 February 2020

On February 24, 2019 Zion submitted a request to the Commissioner to extend the Megiddo-Jezreel License No. 401 up to December 2, 2020.

On February 28, 2019 the Commissioner approved the extension of the Megiddo-Jezreel License No. 401 up to December 2, 2020.

On April 30, 2019 Zion submitted its Application for Extension of Continued Work Program Due Date on the Megiddo-Jezreel License No. 401. The additional time is necessary for Zion to conduct a 3D survey in an area of approximately 72 square kilometers. This requires, among others, extensive permitting activities with relevant local landowners, the ILA, certain authorities and others, and the seismic survey area may not conclude prior to the beginning of the Jewish holidays in October and rainy season. This in turn would result in additional delay, as rain and mud are not conducive to the performance of a seismic survey, which includes extensive use of vibrators.

Zion’s proposed new timelines and activity descriptions are shown below:

Number	Activity description	Execution by:
1	Submission of seismic survey plan to the Commissioner and execution of an agreement with a contractor to perform	30 November 2019
2	Commence 3D seismic survey in an area of approximately 72 square kilometers	1 April 2020
3	Transfer of field material configuration and processed material to the Ministry pursuant to Ministry guidelines	15 August 2020
4	Submit interpretation report	15 November, 2020

On May 1, 2019, Israel’s Petroleum Commissioner granted Zion’s work program report extension.

As previously disclosed, the Company required authorization from the ILA, the formal lessor of the land to Kibbutz Sde Eliyahu, on whose property the drilling pad is currently situated, to access and utilize the drill site (“surface use agreement”). The Company received this authorization on July 4, 2016. This was preceded by the Company’s May 15, 2016 signed agreement with the kibbutz. On January 11, 2017, an agreement was signed by the Company and the ILA by which the surface usage agreement was extended through December 3, 2017. On December 31, 2017, an agreement was signed by the Company and the ILA by which the surface usage agreement was extended through December 3, 2019. On July 1, 2019, an agreement was signed by the Company and the ILA by which the surface usage agreement was extended through December 3, 2020.

Zion’s Former Asher-Menashe and Joseph Licenses

Zion has plugged all of its exploratory wells on its former Asher-Menashe and Joseph License areas, and the reserve pits have been evacuated, but acknowledges its obligation to complete the abandonment of these well sites in accordance with guidance from the Energy Ministry, Environmental Ministry and local officials.

Onshore Licensing, Oil and Gas Exploration and Environmental Guidelines

The Company is engaged in oil and gas exploration and production and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures and other obligations as they relate to the drilling of oil and gas wells or the operation thereof. Various guidelines have been published in Israel by the State of Israel’s Petroleum Commissioner, the Energy Ministry, and the Environmental Ministry in recent years as it pertains to oil and gas activities. Mention of these guidelines was included in previous Zion Oil & Gas filings.

We acknowledge that these new regulations are likely to increase the expenditures associated with obtaining new exploration rights and drilling new wells. The Company expects that additional financial burdens could occur as a result of the Ministry requiring cash reserves that could otherwise be used for operational purposes.

Financing Activities

We need to raise significant funds to finance the continued exploration efforts and maintain orderly operations. To date, we have funded our operations through the issuance of our securities and convertible debt. We will need to continue to raise funds through the issuance of equity and/or debt securities (or securities convertible into or exchangeable for equity securities). No assurance can be provided that we will be successful in raising the needed capital on terms favorable to us (or at all).

The Dividend Reinvestment and Stock Purchase Plan

On March 27, 2014, the Company launched its Dividend Reinvestment and Stock Purchase Plan (the “DSPP”) pursuant to which stockholders and interested investors could purchase shares of the Company’s Common Stock as well as units of the Company’s securities directly from the Company. The terms of the DSPP are described in the Prospectus Supplement originally filed on March 31, 2014 (the “Original Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) under the Company’s effective registration Statement on Form S-3, as thereafter amended.

On February 23, 2017, the Company filed a Form S-3 with the SEC (Registration No. 333-216191) as a replacement for the Form S-3 (Registration No. 333-193336), in which the three (3) year period was ending March 31, 2017, along with the base Prospectus and Supplemental Prospectus. The Form S-3, as amended, and the new base Prospectus became effective on March 10, 2017, along with the Prospectus Supplement that was filed and became effective on March 10, 2017. The Prospectus Supplement under Registration No. 333-216191 describes the terms of the DSPP and replaces the prior Prospectus Supplement, as amended, under the prior Registration No. 333-193336.

For the three and nine months ended September 30, 2019, approximately $3,262,000 and $8,898,000 was raised under the DSPP program.

The Warrants transactions since January 1, 2019 are shown in the table below:

Warrants	Exercise Price	Warrant Termination Date	Outstanding Balance, 12/31/18	Warrants Issued	Warrants Exercised	Warrants Expired	Outstanding Balance, 9/30/19
ZNWAA	$2.00	01/31/2021	1,498,804	0	0	0	1,498,804
ZNWAD	$1.00	05/02/2021	243,853	0	0	0	243,853
ZNWAE	$1.00	05/02/2021	2,144,510	0	(40)	0	2,144,470
ZNWAF	$1.00	08/14/2021	359,610	0	(25)	0	359,585
ZNWAG	$1.00	01/08/2021	240,578	0	0	0	240,578
ZNWAH	$5.00	04/19/2021	372,400	0	0	0	372,400
ZNWAI	$3.00	06/29/2021	640,735	0	(5)	0	640,730
ZNWAJ	$1.00	10/29/2021	546,050	0	(50)	0	546,000
ZNWAK	$0.01	02/25/2021	0	673,600	(214,100)	0	459,500
ZNWAL	$2.00	08/26/2021	0	517,925	0	0	517,925
Outstanding warrants			6,046,540	1,191,525	(214,200)	0	7,023,845

According to the warrant table, the Company could potentially raise up to approximately $11,357,000 if all outstanding warrants were exercised by its holders.

Rights Offering -10% Senior Convertible Notes due May 2, 2021

On October 21, 2015, the Company filed with the SEC a prospectus supplement for a rights offering. Under the rights offering, the Company distributed at no cost, 360,000 non-transferable subscription rights to subscribe for, on a per right basis, two 10% Convertible Senior Bonds par $100 due May 2, 2021 (the “Notes”), to shareholders of the Company’s Common Stock on October 15, 2015, the record date for the offering. Each whole subscription right entitled the participant to purchase two convertible bonds at a purchase price of $100 per bond. Effective October 21, 2015, the Company executed a Supplemental Indenture, as issuer, with the American Stock Transfer& Trust Company, LLC, a New York limited liability trust company (“AST”), as trustee for the Notes (the “Indenture”). On March 31, 2016, the rights offering terminated.

On May 2, 2016, the Company issued approximately $3,470,000 aggregate principal amount of Notes in connection with the rights offering. The Company received net proceeds of approximately $3,334,000, from the issuance of the Notes, after deducting fees and expenses of $136,000 incurred in connection with the offering. These costs have been discounted as deferred offering costs.

During the three and nine months ended September 30, 2019, the Company recorded approximately $7,000 and 20,000, respectively, in amortization expense related to the deferred financing costs, approximately $72,000 and $259,000, respectively, in debt discount amortization, and approximately $1,000 and $11,000, respectively, related to financing gains associated with notes converted to shares. During the three and nine months ended September 30, 2018, the Company recorded approximately $7,000 and $20,000, respectively, in amortization expense related to the deferred financing costs, approximately $59,000 and $220,000, respectively in debt discount amortization, and approximately $1,000 and $85,000, respectively, related to financing expenses associated with notes converted to shares.

The Notes are governed by the terms of the Indenture. The Notes are senior unsecured obligations of the Company and bear interest at a rate of 10% per year, payable annually in arrears on May 2 of each year, commencing May 2, 2017. The Notes will mature on May 2, 2021, unless earlier redeemed by the Company or converted by the holder.

Interest and principal may be paid, at the Company’s option, in cash or in shares of the Company’s Common Stock. The number of shares for the payment of interest in shares of Common Stock, in lieu of the cash amount, will be based on the average of the closing prices of the Company’s Common Stock as reported by Bloomberg L.P. for the 30 trading days preceding the record date for the payment of interest; such record date has been designated and will always be the 10th business day prior to the interest payment date on May 2 of each year. The number of shares for the payment of principal, in lieu of the cash amount, shall be based upon the average of the closing price of the Company’s Common Stock as reported by Bloomberg L.P. for the 30 trading days preceding the principal repayment date; such record date has been designated as the trading day immediately prior to the 30-day period preceding the maturity date of May 2, 2021. Fractional shares were not issued, and the final number of shares were rounded up to the next whole share.

On May 2, 2019, the Company paid its annual 10% interest to its bondholders of record on April 18, 2019. The interest was paid-in-kind (“PIK”) in the form of Common Stock. An average of the Company stock price of $0.774 was determined based on the 30 trading days prior to the record date of April 18, 2019. This figure was used to divide into 10% of the par value of the bonds held by the holders. The Company issued 422,426 shares to the accounts of its bondholders.

At any time prior to the close of business on the business day immediately preceding April 2, 2021, holders may convert their notes into Common Stock at the conversion rate of 44 shares per $100 bond (which is equivalent to a conversion rate of approximately $2.27 per share). The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends and payment of cash dividends.

Beginning May 3, 2018, the Company was entitled to redeem for cash the outstanding Notes at an amount equal to the principal and accrued and unpaid interest, plus a 10% premium. No “sinking fund” is provided for the Notes due May 2, 2021, which means that the Company is not required to periodically redeem or retire the Notes due May 2, 2021.

The Securities We May Offer

We may offer shares of our common stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to approximately $154,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. Currently, we sell securities directly through our Dividend Reinvestment and Common Stock Purchase Plan. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Stock. We currently have authorized 200,000,000 shares of common stock, par value $0.01 per share. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities. Currently, we do not pay any dividends. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general and standard features of the debt securities we may issue. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the forms of indentures and any supplemental indentures and the forms of debt securities containing the terms of debt securities we are offering before the issuance of any series of debt pursuant to the Registration Statement of which this prospectus forms a part.

Warrants. We may offer warrants for the purchase of our common stock, and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, and/or debt securities and the warrants may be attached to or separate from those securities.

The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general and standard features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference into such registration statement from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreements and form of warrant certificates relating to warrants for the purchase of common stock and debt securities we are offering before the issuance of any such warrants pursuant to the Registration Statement of which this prospectus forms a part.

Units. We may offer units consisting of common stock, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general and standard features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units pursuant to the Registration Statement of which this prospectus forms a part.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risks Related to our Business” below and in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

Risks Related to our Business

We are an oil and gas exploration company with no current source of revenue. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources and the success of our exploration efforts, none of which can be assured.

During the quarter ended September 30, 2019, there were no material changes to the risk factors previously reported in our Annual Report on Form 10-K for the year ended December 31, 2018.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement applicable to an offering, we intend to use any net proceeds from the sale of our securities to fund our operations and for other general corporate purposes, such as additions to working capital, expansion of our drilling and other exploration efforts and further our efforts to possibly acquire a majority working interest in a deep-drilling capacity onshore drilling rig. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

Our authorized share capital consists of 200,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2019, there were 89,856,859 common shares outstanding. All outstanding shares of common stock are fully paid and non-assessable.

The following description of our common stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our certificate of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary below and that contained in any applicable prospectus supplement are qualified in their entirety by reference to our certificate of incorporation and bylaws.

Common Stock

Voting. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. They are not entitled to cumulative voting rights.

Dividends and Other Distributions. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distributions on Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. There are no conversion or redemption rights or sinking funds provided for our stockholders.

Certificate of Incorporation and Bylaws Provisions

The following summary describes provisions of our certificate of incorporation and bylaws. They may have the effect of discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors. These provisions include:

●	restrictions on the rights of shareholders to remove directors;

●	limitations against shareholders calling a Special Meeting of shareholders or acting by unanimous written consent in lieu of a meeting;

●	requirements for advance notice of actions proposed by shareholders for consideration at meetings of the shareholders; and

●	restrictions on business combination transactions with “related persons.”

Classified board of directors and removal

Our certificate of incorporation provides that the board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class expires at the third Annual Meeting of Shareholders for the election of directors following the election of such class (except for the initial classes). Directors may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of our voting stock at a Special Meeting of Shareholders called expressly for that purpose. The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two Annual Meetings of Shareholders, instead of one, are generally required to effect a change in a majority of the board of directors.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of our company, even though such an attempt might be beneficial to us and our shareholders. The classification of the board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of stock by purchasers whose objective is to take control of our company and remove a majority of the board of directors, the classification of the board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, shareholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

Shareholder action by written consent and special meetings

Our bylaws provide that shareholder action can be taken only at an Annual or Special Meeting of shareholders and may not be taken by written consent in lieu of a meeting once our number of shareholders exceeded sixty, which occurred in the first quarter of 2003. Special Meetings of shareholders can be called only upon a resolution adopted by the board of directors. Moreover, the business permitted to be conducted at any Special Meeting of shareholders is limited to the business brought before the meeting under the Notice of Meeting given by us. These provisions may have the effect of delaying consideration of a shareholder proposal until the next Annual Meeting. These provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent or Special Meeting procedure to take shareholder action.

Advance notice provisions for shareholder nominations and shareholder proposals

Our bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or bring other business before a meeting of shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the board of directors, or by a shareholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The shareholder notice procedure also provides that at a meeting of the shareholders only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the chief executive officer, the president, or by a shareholder who has given timely written notice containing specified information to our secretary of such shareholder’s intention to bring such business before such meeting.

Although our bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to Zion and our shareholders.

Business combination provision

Our certificate of incorporation contains a provision for approval of specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock. Such person, entity or group is sometimes referred to as a “related person”. This provision requires the affirmative vote of the holders of not less than 66 2/3% of our voting stock to approve specified transactions between a related person and Zion, including:

●	any merger or consolidation;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets having a fair market value of more than 10% of our total assets, or assets representing more than 10% of our cash flow or earning power, or 10% of stockholders’ equity, which is referred to as a “substantial part”;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us of all or a substantial part of the assets of a related person;

●	any reclassification of securities, recapitalization, or any other transaction involving us that would have the effect of increasing the voting power of a related person;

●	the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person; and

●	the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.

This voting requirement will not apply to certain transactions, including any transaction approved by a majority vote of the directors (called “Disinterested Directors”) who are not affiliated or associated with the related person described above, provided that there are at least three Disinterested Directors. This provision could have the effect of delaying or preventing a change in control of Zion in a transaction or series of transactions.

Liability of directors and indemnification

Our certificate of incorporation provides that a director will not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except to the extent that such exemption or limitation of liability is not permitted under Delaware General Corporation Law. Any amendment or repeal of such provisions may not adversely affect any right or protection of a director existing under our certificate of incorporation for any act or omission occurring prior to such amendment or repeal.

Our certificate of incorporation and bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, is entitled to indemnification and the advancement of expenses from us, to the fullest extent permitted by applicable Delaware law. However, as provided under applicable Delaware General Corporation Law, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company.

Amendments

Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to shareholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, is required to alter, amend, adopt any provision inconsistent with, or to repeal certain specified provisions of our certificate of incorporation. However, the 80% vote described in the prior sentence is not required for any alteration, amendment, adoption of inconsistent provision or repeal of the “business combination” provision discussed under the “Business combination provision” paragraph above which is recommended to the shareholders by two-thirds of our Disinterested Directors, and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws. In addition, our bylaws provide that shareholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 66-2/3% of our voting stock, voting together as a single class. Our bylaws may also be amended by the affirmative vote of two-thirds of our board of directors.

Listing Symbols on the securities market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “ZN.” The sale price of our common stock on the NASDAQ Capital Market on November 4, 2019 was $0.2369. We also have one common stock purchase warrant quoted on the NASDAQ Capital Market under the symbol “ZNWAA” since March 31, 2014. The applicable prospectus supplement will contain information, where applicable, as to any other listing on NASDAQ Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue one or more series of notes under indentures, which we will enter into with the trustee to be named therein. If we issue debt securities, we will file these documents as exhibits to the registration statement of which this prospectus is a part, or incorporate them by reference from a Current Report on Form 8-K that we file with the SEC. We use the term “indentures” to refer to any and all indentures that we may enter into with respect to debt securities issued and sold pursuant to this Registration Statement.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The indentures may limit the aggregate principal amount of the debt securities which we may issue and will provide that we may issue the debt securities from time to time in one or more series. The indentures may or may not limit the amount of our other indebtedness or the debt securities which we may issue. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The description of the debt securities in the prospectus supplement or the indentures may provide that we may not consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties or assets as an entirety or substantially as an entirety to any person, and we may not permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

●	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

●	certain other conditions are met.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Each of the following constitute reasonably standard events of default that may be included in any finalized indenture or prospectus supplement as constituting an event of default with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	any other event of default provided in or pursuant to the applicable indenture or prospectus supplement with respect to the debt securities of that series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default in the event of bankruptcy, insolvency or reorganization, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default due to bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of Dallas, Texas as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures will not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and will not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock, the number of shares of common stock may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; and

●	in the case of warrants to purchase common stock, the rights of common stock holders such as, but not limited to, the right to participate in voting on shareholder and/or company matters.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any applicable prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. We intend to offer securities direct to investors through our Dividend Reinvestment and Common Stock Purchase Plan.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NASDAQ Capital Market. We may elect to list our common stock or any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Aboudi Legal Group PLLC. If the validity of any securities is also passed upon by counsel for any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The audited financial statements of Zion Oil & Gas, Inc. as of December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of RBSM LLP, an independent registered public accounting firm. The audited financial statements of Zion Oil & Gas, Inc. as of December 31, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the reports of Malone Bailey LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Our common stock is listed for trading on the NASDAQ under the symbol “ZN” and our warrant is listed for trading on the NASDAQ under the symbol “ZNWAA”

We have filed a registration statement converting a Form S-3 into a Form S-1 with the SEC to register the securities that may be offered pursuant to this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information included in the registration statement. For further information about us, this offering and our common stock, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC’s website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As a Smaller Reporting Company, the SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be an important part of this prospectus, and information that we file with the SEC at a later date will automatically add to, update or supersede this information.

We incorporate by reference into this prospectus the documents listed below:

●	our annual report on Form 10-K for the year ended December 31, 2018 filed on March 8, 2019;

●	our definitive proxy statement filed on April 18, 2019;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 filed on May 14, 2019, June 30, 2019 filed on August 7, 2019, and September 30, 2019 filed on November 5, 2019;

●	Current Reports on Form 8-K: January 14, 2019; March 6, 2019; April 17, 2019; April 24, 2019; May 29, 2019; June 5, 2019; June 13, 2019; June 14, 2019; June 18, 2019; July 2, 2019; July 11, 2019; August 9, 2019; August 20, 2019; November 21, 2019;

●	the description of our common stock in our registration statement on Form 8-A filed with the SEC on December 29, 2006, including any amendments or reports filed for the purpose of updating such description; and the description of our 10% Convertible Senior Note due 2021 on Form 8-A/A filed with the SEC on April 28, 2016; and

●	all future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of the registration statement on Form S-1 of which this prospectus is a part and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements (except, in each case, for information contained in any such filing that is furnished and not “filed” under the Exchange Act), which filings will be deemed to be incorporated by reference in this prospectus, as supplemented by the applicable prospectus supplement, and to be a part hereof from the respective dates of such filings.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to: Shareholder Relations, Zion Oil & Gas, Inc., 12655 North Central Expressway, Suite 1000, Dallas, TX 75243.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.